================================================================================


                                CREDIT AGREEMENT


             -------------------------------------------------------


                       CHESAPEAKE ACQUISITION CORPORATION

                                       and

                         CHESAPEAKE MID-CONTINENT CORP.,

                                  as Borrowers,


                            CHESAPEAKE MERGER CORP.,


                          CHESAPEAKE ACQUISITION CORP.


                           CHESAPEAKE COLUMBIA CORP.,


                     MID-CONTINENT GAS PIPELINE COMPANY, and


                               ANSON GAS MARKETING

                             as Initial Guarantors,


                         UNION BANK OF CALIFORNIA, N.A.

                                    as Agent



                       and CERTAIN FINANCIAL INSTITUTIONS

                                   as Lenders

             -------------------------------------------------------

                                  March 9, 1998



================================================================================

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
CREDIT AGREEMENT .........................................................................    1

ARTICLE I - Definitions and References ...................................................    1
         Section 1.1. Defined Terms ......................................................    1
         Section 1.2. Exhibits and Schedules; Additional Definitions .....................   15
         Section 1.3. Amendment of Defined Instruments ...................................   15
         Section 1.4. References and Titles ..............................................   15
         Section 1.5. Calculations and Determinations ....................................   16

ARTICLE II - The Loans ...................................................................   16
         Section 2.1. Commitments to Lend; Notes .........................................   16
         Section 2.2. Requests for New Loans .............................................   16
         Section 2.3. Interest Rates; Continuations and Conversions of Existing Loans ....   17
         Section 2.4. Use of Proceeds ....................................................   18
         Section 2.5. Fees ...............................................................   19
         Section 2.6. Optional Prepayments ...............................................   19
         Section 2.7. Mandatory Prepayments ..............................................   19
         Section 2.8. Initial Borrowing Base .............................................   20
         Section 2.9. Subsequent Determinations of Borrowing Base ........................   20
         Section 2.10. Borrower's Reduction of the Borrowing Base ........................   21
         Section 2.11. Letters of Credit .................................................   22
         Section 2.12. Requesting Letters of Credit ......................................   22
         Section 2.13. Reimbursement and Participations ..................................   22
         Section 2.14. Letter of Credit Fees .............................................   24
         Section 2.15. No Duty to Inquire ................................................   24
         Section 2.16. LC Collateral .....................................................   25

ARTICLE III - Payments to Lenders ........................................................   26
         Section 3.1. General Procedures .................................................   26
         Section 3.2. Increased Cost and Reduced Return ..................................   27
         Section 3.3. Limitation on Types of Loans .......................................   28
         Section 3.4. Illegality .........................................................   28
         Section 3.5. Treatment of Affected Loans ........................................   29
         Section 3.6. Compensation .......................................................   29
         Section 3.7. Taxes ..............................................................   30
         Section 3.8. Compensation Procedure .............................................   31
         Section 3.9. Change of Applicable Lending Office ................................   31

ARTICLE IV - Conditions Precedent to Lending .............................................   32
         Section 4.1. Documents to be Delivered ..........................................   32
         Section 4.2. Closing of Mergers .................................................   34
         Section 4.3. Designated Affiliate Contracts/Structure ...........................   34
         Section 4.4. Additional Conditions Precedent ....................................   34

ARTICLE V - Representations and Warranties ............................................... 35
         Section 5.1. No Default ......................................................... 35
         Section 5.2. Organization and Good Standing ..................................... 35
         Section 5.3. Authorization ...................................................... 36
         Section 5.4. No Conflicts or Consents ........................................... 36
         Section 5.5. Enforceable Obligations ............................................ 36
         Section 5.6. Initial Financial Statements ....................................... 36
         Section 5.7. Other Obligations and Restrictions ................................. 36
         Section 5.8. Full Disclosure .................................................... 37
         Section 5.9. Litigation ......................................................... 37
         Section 5.10. Labor Disputes and Acts of God .................................... 37
         Section 5.11. ERISA Plans and Liabilities ....................................... 37
         Section 5.12. Environmental and Other Laws ...................................... 38
         Section 5.13. Names and Places of Business ...................................... 38
         Section 5.14. Borrower's Subsidiaries ........................................... 38
         Section 5.15. Title to Properties; Licenses ..................................... 38
         Section 5.16. Government Regulation ............................................. 39
         Section 5.17. Insider ........................................................... 39
         Section 5.18. Mergers ........................................................... 39

ARTICLE VI - Affirmative Covenants of Borrower ........................................... 40
         Section 6.1. Payment and Performance ............................................ 40
         Section 6.2. Books, Financial Statements and Reports ............................ 40
         Section 6.3. Other Information and Inspections .................................. 42
         Section 6.4. Notice of Material Events and Change of Address .................... 42
         Section 6.5. Maintenance of Properties .......................................... 43
         Section 6.6. Maintenance of Existence and Qualifications ........................ 43
         Section 6.7. Payment of Trade Liabilities, Taxes, etc. .......................... 44
         Section 6.8. Insurance .......................................................... 44
         Section 6.9. Performance on Borrower's Behalf ................................... 44
         Section 6.10. Interest .......................................................... 44
         Section 6.11. Compliance with Agreements and Law ................................ 44
         Section 6.12. Environmental Matters; Environmental Reviews ...................... 44
         Section 6.13. Evidence of Compliance ............................................ 45
         Section 6.14. Solvency .......................................................... 45
         Section 6.15. Guaranties of Borrower's Subsidiaries ............................. 45
         Section 6.16. Mergers ........................................................... 45

ARTICLE VII - Negative Covenants of Borrower ............................................. 45
         Section 7.1. Indebtedness ....................................................... 46
         Section 7.2. Limitation on Liens ................................................ 46
         Section 7.3. Hedging Contracts .................................................. 46
         Section 7.4. Limitation on Mergers, Issuances of Securities ..................... 47
         Section 7.5. Limitation on Sales of Property .................................... 47
         Section 7.6. Limitation on Dividends and Redemptions ............................ 48
         Section 7.7. Limitation on Investments and New Businesses ....................... 48
         Section 7.8. Limitation on Credit Extensions .................................... 48

         Section 7.9. Transactions with Affiliates ....................................... 48
         Section 7.10. Certain Contracts; Multiemployer ERISA Plans; Designated
                         Affiliate Contracts ............................................. 48
         Section 7.11. Corporate Requirements ............................................ 49
         Section 7.12. Indenture Requirements ............................................ 49
         Section 7.13. Interest Coverage ................................................. 49
         Section 7.14. EBITDA Coverage ................................................... 49
         Section 7.15. Tangible Net Worth ................................................ 49
         Section 7.16. Current Ratio ..................................................... 50

ARTICLE VIII - Events of Default and Remedies ............................................ 50
         Section 8.1. Events of Default .................................................. 50
         Section 8.2. Remedies ........................................................... 52

ARTICLE IX - Agent ....................................................................... 52
         Section 9.1. Appointment and Authority .......................................... 52
         Section 9.2. Exculpation, Agent's Reliance, Etc. ................................ 53
         Section 9.3. Credit Decisions ................................................... 53
         Section 9.4. Indemnification .................................................... 53
         Section 9.5. Rights as Lender ................................................... 54
         Section 9.6. Sharing of Set-Offs and Other Payments ............................. 54
         Section 9.7. Investments ........................................................ 55
         Section 9.8. Benefit of Article IX .............................................. 55
         Section 9.9. Resignation ........................................................ 55

ARTICLE X - Miscellaneous ................................................................ 55
         Section 10.1. Waivers and Amendments; Acknowledgements .......................... 55
         Section 10.2. Survival of Agreements; Cumulative Nature ......................... 57
         Section 10.3. Notices ........................................................... 57
         Section 10.4. Payment of Expenses; Indemnity .................................... 58
         Section 10.5. Joint and Several Liability; Parties in Interest; Assignments ..... 59
         Section 10.6. Confidentiality ................................................... 60
         Section 10.7. Governing Law; Submission to Process .............................. 61
         Section 10.8. Usury ............................................................. 61
         Section 10.9. Termination; Limited Survival ..................................... 62
         Section 10.10. Severability ..................................................... 62
         Section 10.11. Counterparts ..................................................... 62
         Section 10.12. Waiver of Jury Trial, Punitive Damages, etc. ..................... 62

Schedules and Exhibits:

Lender Schedule
Schedule 1     -  Disclosure Schedule
Schedule 2     -  Security Schedule
Schedule 3     -  Insurance Schedule

Exhibit A      -  Promissory Note
Exhibit B      -  Borrowing Notice
Exhibit C      -  Continuation/Conversion Notice
Exhibit D      -  Certificate Accompanying Financial Statements
Exhibit E      -  Letter of Credit Application and Agreement
Exhibit F      -  Agreement of Parent Regarding Representations, Warranties and
                  Covenants
Exhibit G-1    -  Opinion of Self, Giddens & Lees, Inc.
Exhibit G-2    -  Opinion of Andrews & Kurth L.L.P.
Exhibit H      -  Assignment and Assumption Agreement
Exhibit I-1    -  Restated Certificate of Incorporation - CAC
Exhibit I-2    -  Restated Certificates of Incorporation - Subsidiaries

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is made as of March 9, 1998, by and among CHESAPEAKE ACQUISITION CORPORATION, an Oklahoma corporation (herein called "CAC"), CHESAPEAKE MID-CONTINENT CORP., an Oklahoma corporation (herein called "CMC"), and a wholly owned subsidiary of CAC ("CAC and CMC collectively called "Borrower"), CHESAPEAKE MERGER CORP., an Oklahoma corporation (herein called "Chesapeake Merger"), CHESAPEAKE ACQUISITION CORP., a Kansas corporation (herein called "Chesapeake Acquisition"), CHESAPEAKE COLUMBIA CORP., an Oklahoma corporation, MID-CONTINENT GAS PIPELINE COMPANY, an Oklahoma general partnership, and ANSON GAS MARKETING, an Oklahoma general partnership, UNION BANK OF CALIFORNIA, N.A., individually and as administrative agent (herein called "Agent"), certain Co-Agents named on the signature pages hereto and the Lenders referred to below. In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:


                     ARTICLE I - Definitions and References

         Section 1.1. Defined Terms. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

         "Acquisition Documents" means (i) the Agreement and Plan of Merger among Parent, Chesapeake Merger and DLB Oil & Gas, Inc. dated October 22, 1997, as amended, and (ii) the Agreement and Plan of Merger among Parent, Chesapeake Acquisition and Hugoton Energy Corporation dated as of November 12, 1997, as amended.

         "Affiliate" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

               (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

               (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agent" means Union Bank of California, N.A., as Agent hereunder, and its successors in such capacity.

         "Agreement" means this Credit Agreement.

         "Applicable Initial Borrowing Base" means (i) at any time that the DLB Merger, but not the Hugoton Merger, has occurred, $86,813,000, (ii) at any time that the Hugoton Merger, but not the DLB Merger, has occurred, $167,774,000,
(iii) at any time after both the DLB Merger and the Hugoton Merger have occurred, $200,000,000.

         "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of Base Rate Loans and such Lender's Eurodollar Lending Office in the case of Eurodollar Loans.

         "Applicable Utilization Level" means on any date the level set forth below that corresponds to the percentage, at the close of business on such day, equivalent to the (i) Facility Usage divided by (ii) the Borrowing Base (the "Utilization Percent"):

======================================================================
           Applicable
       Utilization Level                   Utilization Percent
-----------------------------------------------------------------------
         Level I                        less than or equal to 33%
-----------------------------------------------------------------------
         Level II                       greater than 33% but less
                                          than or equal to 60%
-----------------------------------------------------------------------
         Level III                      greater than 60% but less
                                          than or equal to 85%
-----------------------------------------------------------------------
         Level IV                           greater than 85%
======================================================================

         "Bank Parties" means Agent and all Lenders.

         "Base Rate" means the higher of (a) Agent's Reference Rate and (b) the Federal Funds Rate plus one-half percent (0.5%) per annum. As used in this paragraph, Agent's "Reference Rate" means that variable rate of interest per annum established by Agent from time to time as its "reference rate" (which rate of interest may not be the lowest rate charged on similar loans). Each change in the Base Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such change in the Base Rate. The Base Rate shall in no event, however, exceed the Highest Lawful Rate.

         "Base Rate Loan" means a Loan which bears interest at the Base Rate.

         "Base Rate Margin" means, on any date, with respect to each Base Rate portion of a Loan, the number of basis points per annum set forth below based on the Applicable Utilization Level on such date:

======================================================================
          Applicable                    Base Rate
       Utilization Level                  Margin
-----------------------------------------------------------------------
         Level I                          0 b.p.
-----------------------------------------------------------------------
         Level II                         0 b.p.
-----------------------------------------------------------------------
         Level III                      12.5 b.p.
-----------------------------------------------------------------------
         Level IV                       25.0 b.p.
======================================================================

Changes in the applicable Base Rate Margin will occur automatically without prior notice as changes in the Applicable Utilization Level occur. Agent will give notice promptly to Borrower and the Lenders of changes in the Base Rate Margin.

         "Borrower" means Chesapeake Acquisition Corporation and Chesapeake Mid-Continent Corp., jointly and severally.

         "Borrowing" means a borrowing of new Loans of a single Type pursuant to
Section 2.2 or a continuation or conversion of existing Loans into a single Type (and, in the case of Eurodollar Loans, with the same Interest Period) pursuant to Section 2.3.

         "Borrowing Base" means, at the particular time in question, either the amount provided for in Section 2.8 or the amount determined by Agent and Required Lenders in accordance with the provisions of Section 2.9, as reduced by Borrower pursuant to Section 2.10.

         "Borrowing Base Fee Rate" means, on any date, the number of basis points per annum set forth below, based on the Applicable Utilization Level on such date:

==============================================================
          Applicable                  Borrowing Base
       Utilization Level                 Fee Rate
--------------------------------------------------------------
         Level I                        15.0 b.p.
--------------------------------------------------------------
         Level II                       20.0 b.p.
--------------------------------------------------------------
         Level III                      25.0 b.p.
--------------------------------------------------------------
         Level IV                       30.0 b.p.
==============================================================

         "Borrowing Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

         "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Los Angeles, California. Any Business Day in any way relating to Eurodollar Loans (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Agent, significant transactions in dollars are carried out in the interbank eurocurrency market.

         "Cash Equivalents" means investments in:

         (a) marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America;

         (b) demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of any Lender or with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of

America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose certificates of deposit have at least the third highest credit rating given by either Rating Agency;

         (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any commercial bank meeting the specifications of clause (b) above;

         (d) open market commercial paper, maturing within 270 days after acquisition thereof, which has the highest or second highest credit rating given by either Rating Agency.

         (e) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (a) through (d) above.

         "Change of Control" means the occurrence of any of the following events: (i) any Person other than Parent shall acquire any beneficial ownership of CAC, or any Person other than CAC shall acquire any beneficial ownership of any Restricted Person (other than beneficial interests held by another Restricted Person), (ii) any Person or two or more Persons acting as a group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934, as amended, and including holding proxies to vote for the election of directors other than proxies held by Parent's management or their designees to be voted in favor of Persons nominated by Parent's Board of Directors) of 35% or more of the outstanding voting securities of Parent, measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of Parent), (iii) one-third or more of the directors of Parent shall consist of Persons not nominated by Parent's Board of Directors (not including as Board nominees any directors which the Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements) or (iv) neither Aubrey K. McClendon nor Tom Ward shall be executive officers and directors of Parent.

         "Chesapeake Acquisition" means Chesapeake Acquisition Corp., a Kansas corporation and a wholly owned subsidiary of CAC.

         "Chesapeake Merger" means Chesapeake Merger Corp., an Oklahoma corporation, and a wholly owned Subsidiary of CAC.

         "CMC" means Chesapeake Mid-Continent Corp., an Oklahoma corporation, and a wholly owned subsidiary of CAC.

         "Commitment Fee Rate" means, on any date, the number of basis points per annum set forth below based on the Applicable Utilization Level on such date:

===============================================================
           Applicable                 Commitment Fee
       Utilization Level                   Rate
----------------------------------------------------------------
         Level I                         20 b.p.
----------------------------------------------------------------
         Level II                        25 b.p.
----------------------------------------------------------------
         Level III                       30 b.p.
----------------------------------------------------------------
         Level IV                       37.5 b.p.
===============================================================

Changes in the applicable Commitment Fee Rate will occur automatically without prior notice as changes in the Applicable Utilization Level occur. Agent will give notice promptly to Borrower and the Lenders of changes in the Commitment Fee Rate.

         "Commitment Period" means the period from and including the date hereof until and including March 9, 2002 (or, if earlier, the day on which the commitments of the Lenders are terminated pursuant to Section 8.1, or the day the Notes first become due and payable in full).

         "Consolidated" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

         "Consolidated EBITDA" means, for any four-Fiscal Quarter period, the sum of (1) the Consolidated net income of Borrower during such period, plus (2) Consolidated Interest Expense of Borrower during such period, plus (3) all income taxes which were deducted in determining such Consolidated net income, plus (4) all depreciation, amortization (including amortization of good will and debt issue costs) and other non-cash charges (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP) which were deducted in determining such Consolidated net income, minus (5) all non-cash items of income which were included in determining such Consolidated net income.

         "Consolidated Interest Expense" means, for any four-Fiscal Quarter period, all interest paid or accrued during such period on Indebtedness (including, but not limited to, accrued capitalized interest, amortization of original issue discount and the interest component of any deferred payment obligations and capital lease obligations) which was deducted in determining Consolidated net income of Borrower for such period.

         "Consolidated Tangible Net Worth" means the remainder of all Consolidated assets of Borrower, other than intangible assets (including without limitation as intangible assets such assets as patents, copyrights, licenses, franchises, goodwill, trade names, trade secrets and leases other than oil, gas or mineral leases or leases required to be capitalized under GAAP), minus Borrower's Consolidated Liabilities.

         "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.3 hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

         "Continuation/Conversion Notice" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of
Section 2.3.

         "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.3 or Article X of one Type of Loan into another Type of Loan.

         "Default" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

         "Default Rate" means, at the time in question, three percent (3.0%) per annum plus the Base Rate (plus the Base Rate Margin) then in effect; provided that, with respect to any Eurodollar Loan with an Interest Period extending beyond the date such Eurodollar Loan becomes due and payable, "Default Rate" shall mean three percent (3.0%) per annum plus the related Eurodollar Rate (plus the Eurodollar Margin). The Default Rate shall never exceed the Highest Lawful Rate.

         "Determination Date" has the meaning given it in Section 2.9.

         "Disclosure Report" means either a notice given by Borrower under
Section 6.4 or a certificate given by Borrower's chief financial officer under
Section 6.2(b).

         "Disclosure Schedule" means Schedule 1 hereto.

         "Distribution" means (a) any dividend or other distribution made by a Restricted Person on or in respect of any stock, partnership interest, or other equity interest in such Restricted Person (including any option or warrant to buy such an equity interest), or (b) any payment made by a Restricted Person to purchase, redeem, acquire or retire any stock, partnership interest, or other equity interest in such Restricted Person (including any such option or warrant).

         "DLB Merger" means the merger of Chesapeake Merger and DLB Oil & Gas, Inc. contemplated by the Acquisition Documents.

         "Designated Affiliate Contracts" has the meaning given it in Section
4.3.

         "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" below its name on the Lender Schedule attached hereto, or such other office as such Lender may from time to time specify to Borrower and Agent.

         "Eligible Transferee" means a Person which either (a) is a Lender or an Affiliate of a Lender, or (b) is consented to as an Eligible Transferee by Agent and, so long as no Event of Default is continuing by Borrower, which consents in each case will not be unreasonably withheld (provided that no Person organized outside the United States may be an Eligible Transferee if Borrower would be required to pay withholding taxes on interest or principal owed to such Person).

         "Engineering Report" means the Initial Engineering Report and each engineering report delivered pursuant to Section 6.2(f) and (g).

         "Environmental Laws" means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

         "ERISA Affiliate" means Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

         "ERISA Plan" means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability.

         "Eurodollar Loan" means a Loan which is properly designated as a Eurodollar Loan pursuant to Section 2.2 or 2.3.

         "Eurodollar Margin" means, on any date, with respect to each Eurodollar portion of a Loan, the number of basis points per annum set forth below based on the Applicable Utilization Level on such date:

======================================================
           Applicable                   Eurodollar
       Utilization Level                  Margin
------------------------------------------------------
         Level I                         75 b.p.
------------------------------------------------------
         Level II                        100 b.p.
------------------------------------------------------
         Level III                       125 b.p.
------------------------------------------------------
         Level IV                        150 b.p.
======================================================

Changes in the applicable Eurodollar Margin will occur automatically without prior notice as changes in the Applicable Utilization Level occur. Agent will give notice promptly to Borrower and the Lenders of changes in the Eurodollar Margin

         "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" below its name on the Lender Schedule attached hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to Borrower and Agent.

         "Eurodollar Rate" means, with respect to each particular Eurodollar Loan and the associated LIBOR Rate and Reserve Percentage, the rate per annum calculated by Agent (rounded upwards, if necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula:

         Eurodollar Rate =

         LIBOR Rate
         -------------------------
         100.0% - Reserve Percentage

The Eurodollar Rate for any Eurodollar Loan shall change whenever the Reserve Percentage changes. No Eurodollar Rate shall ever exceed the Highest Lawful Rate.

         "Event of Default" has the meaning given it in Section 8.1.

         "Facility Usage" means, at the time in question, the aggregate amount of outstanding Loans and existing LC Obligations at such time.

         "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.

         "Fiscal Quarter" means a three-month period ending on March 31, June 30, September 30 or December 31 of any year.

         "Fiscal Year" means a twelve-month period ending on December 31 of any year.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the Parent Initial Financial Statements. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender and Majority Lenders agree to such change insofar as it affects the accounting of Borrower or of Borrower and its Consolidated subsidiaries.

         "Guarantor" means Chesapeake Merger, Chesapeake Acquisition and each other Subsidiary of CAC which now or hereafter executes and delivers a guaranty to Agent pursuant to Section 6.15 and any other Person who has guaranteed some or all of the Obligations and who has been accepted by Majority Lenders as a Guarantor.

         "Hazardous Materials" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

         "Hedging Contract" means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

         "Highest Lawful Rate" means, with respect to each Lender, the maximum nonusurious rate of interest that such Lender is permitted under applicable Law to contract for, take, charge, or receive with respect to its Loan. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Highest Lawful Rate applicable to such Lender.

         "Hugoton Merger" means the merger of Chesapeake Acquisition and Hugoton Energy Corporation contemplated by the Acquisition Documents.

         "Indebtedness" of any Person means Liabilities (without duplication) in any of the following categories:

         (a)  Liabilities for borrowed money,

         (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services,

         (c) Liabilities evidenced by a bond, debenture, note or similar instrument,

         (d) Liabilities which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) are payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations),

         (e) Liabilities arising under futures contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts, other derivative contracts, or similar agreements,

         (f) Liabilities constituting principal under leases capitalized in accordance with GAAP,

         (g) Liabilities arising under conditional sales or other title retention agreements,

         (h) Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

         (i) Liabilities (for example, repurchase agreements) consisting of an obligation to purchase securities or other property, if such Liabilities arises out of or in connection with the sale of the same or similar securities or property,

         (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor,

         (k) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), or

         (l) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the "Indebtedness" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 120 days past the original invoice or billing date therefor.

         "Indentures" means the Indenture of Parent dated May 15, 1995 (the "1995 Indenture"), the Indenture of Parent dated April 1, 1996 (the "1996 Indenture") and the two Indentures of Parent dated March 15, 1997 (the "1997 Indentures").

         "Initial Engineering Report" means, collectively, the engineering reports concerning oil and gas properties to be acquired pursuant to the Mergers dated June 30, 1997, prepared by Ryder Scott Company (with respect to the Hugoton Energy Corporation properties), dated January 1, 1998, prepared by Parent (with respect to the AnSon Production Corporation properties) and dated _______________, 1996, prepared by DeGolyer & MacNaughton and H.J. Gudy and Associates, Inc. (with respect to the DLB Oil & Gas, Inc. properties).

         "Initial Financial Statements" means (i) the audited annual Consolidated financial statements of Parent dated as of June 30, 1997, and (ii) the unaudited quarterly Consolidated financial statements of Parent dated as of September 30, 1997, and (iii) the pro-forma consolidated and consolidating financial statements of CAC, CMC (giving effect to its merger with AnSon Production Corporation, Chesapeake Merger (giving effect to the DLB Merger) and Chesapeake Acquisition (giving effect to the Hugoton Merger) using financial information for AnSon Production Corporation, DLB Oil & Gas, Inc. and Hugoton Energy Corporation as of September 30, 1997.

         "Insurance Schedule" means Schedule 2 attached hereto.

         "Interest Period" with respect to each Eurodollar Loan, the period commencing on the date of borrowing specified in the applicable Borrowing Notice or on the date specified in an applicable Notice of Interest Rate Election and ending one week or one, two, three, or six months thereafter, as the Borrower may elect in such notice; provided that: (a) any Interest Period (except an Interest Period determined pursuant to clause (c) below) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period which begins on the last Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Business Day in a calendar month; and (c) any Interest Period which would otherwise end after the last day of the Commitment Period shall end on the last day of the Commitment Period (or, if the last day of the Commitment Period is not a Business Day the next preceding Business Day).

         "Investment" means any investment, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.

         "Law" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof.

         "LC Application" means any application for a Letter of Credit hereafter made by Borrower to LC Issuer.

         "LC Collateral" has the meaning given it in Section 2.16(a).

         "LC Issuer" means Union Bank of California, N.A. in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity. Agent may, with the consent of Borrower and the Lender in question, appoint any Lender hereunder as the LC Issuer in place of or in addition to Union Bank of California, N.A.

         "LC Obligations" means, at the time in question, the sum of all Matured LC Obligations plus the maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

         "Lenders" means each signatory hereto (other than Borrower and Restricted Persons a party hereto), including Union Bank of California, N.A. in its capacity as a lender hereunder rather than as Agent or LC Issuer, and the successors of each such party as holder of a Note.

         "Lending Office" means, with respect to any Lender, the office, branch, or agency through which it funds its Eurodollar Loans; with respect to LC Issuer, the office, branch, or agency through which it issues Letters of Credit; and, with respect to Agent, the office, branch, or agency through which it administers this Agreement.

         "Letter of Credit" means any letter of credit issued by LC Issuer hereunder at the application of Borrower.

         "Letter of Credit Fee Rate" means, on any date the number of basis points per annum set forth below based on the Applicable Utilization Level on such date:

==============================================================
           Applicable                 Commitment Fee
       Utilization Level                   Rate
--------------------------------------------------------------
         Level I                          75 b.p.
--------------------------------------------------------------
         Level II                        100 b.p.
--------------------------------------------------------------
         Level III                       125 b.p.
--------------------------------------------------------------
         Level IV                        150 b.p.
==============================================================

         "Liabilities" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

         "LIBOR Rate" means, with respect to each particular Eurodollar Loan and the related Interest Period, the rate of interest per annum determined by Agent in accordance with its customary general practices to be representative of the rates at which deposits of dollars are offered to Agent at approximately 9:00 a.m. New York, New York time two Business Days prior to the first day of such Interest Period (by prime banks in the interbank eurocurrency market which have been selected by Agent in accordance with its customary general practices) for delivery on the first day of such Interest Period in an amount equal or comparable to the amount of the applicable Eurodollar Loan and for a period of time equal or comparable to the length of such Interest Period. The Eurodollar Rate determined by Agent with respect to a particular Eurodollar Loan shall be fixed at such rate for the duration of the associated Interest Period. If Agent is unable so to determine the Eurodollar Rate for any Eurodollar Loan, Borrower shall be deemed not to have elected such Eurodollar Loan.

         "Lien" means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to him or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows him to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

         "Loan" has the meaning given it in Section 2.1.

         "Loan Documents" means this Agreement, the Notes, guaranties of the Obligations by each Subsidiary of Borrower, as listed on the Security Schedule, the Agreement of Representations, Warranties and Covenants of Parent, the stock pledge agreement of CAC as listed on the Security Schedule, the Letters of Credit, the LC Applications, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospects).

         "Majority Lenders" means Agent and Lenders whose aggregate Percentage Shares equal or exceed sixty-six and two-thirds percent (662/3%).

         "Material Adverse Change" means a material and adverse change, from the state of affairs presented in the Borrower's pro-forma Initial Financial Statements or as represented or warranted in any Loan Document, to (a) Restricted Persons' Consolidated financial condition, (b) the operations or properties of Restricted Persons, considered as a whole, (c) Borrower's ability to timely pay the Obligations, or (d) the enforceability of the material terms of any Loan Documents.

         "Matured LC Obligations" means all amounts paid by LC Issuer on drafts or demands for payment drawn or made under or purported to be under any Letter of Credit and all other amounts due and owing to LC Issuer under any LC Application for any Letter of Credit, to the extent the same have not been repaid to LC Issuer (with the proceeds of Loans or otherwise).

         "Maximum Drawing Amount" means at the time in question the sum of the maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

         "Mergers" means the mergers contemplated by the Acquisition Documents.

         "Note" has the meaning given it in Section 2.1.

         "Obligations" means all Liabilities from time to time owing by any Restricted Person to any Bank Party under or pursuant to any of the Loan Documents, including all LC Obligations.
"Obligation" means any part of the Obligations.

         "Parent" means Chesapeake Energy Corporation, an Oklahoma corporation.

         "Parent Affiliate" means Parent and each of Parent's Subsidiaries (other than the Restricted Persons).

         "Percentage Share" means, with respect to any Lender (a) when used in Sections 2.1 or 2.5, in any Borrowing Notice or when no Loans are outstanding hereunder, the percentage set forth opposite such Lender's name on Lender Schedule attached hereto, and (b) when used otherwise, the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Lender's Loans at the time in question plus the Matured LC Obligations which such Lender has funded pursuant to Section 2.13(c) plus the portion of the Maximum Drawing Amount which such Lender might be obligated to fund under Section 2.13(c), by (ii) the sum of the aggregate unpaid principal balance of all Loans at such time plus the aggregate amount of LC Obligations outstanding at such time.

         "Permitted Investments" means (i) Cash Equivalents and (ii) investments by Borrower in its wholly owned Subsidiaries provided that such Subsidiary is a Guarantor.

         "Permitted Lien" has the meaning given to such term in Section 7.2.

         "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

         "Rating Agency" means either Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.) or Moody's Investors Service, Inc., or their respective successors.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

         "Required Lenders" means Agent and Lenders whose aggregate Percentage Shares equal or exceed seventy-five percent (75%).

         "Restricted Person" means any of Borrower and each Subsidiary of Borrower.

         "Reserve Percentage" means, on any day with respect to each particular Eurodollar Loan, the maximum reserve requirement, as determined by Agent (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01%, which would then apply under Regulation D with respect to "Eurocurrency liabilities", as such term is defined in Regulation D, of $1,000,000 or more. If such reserve requirement shall change after the date hereof, the Reserve Percentage shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

         "Security Schedule" means Schedule 3 attached hereto.

         "Subsidiary" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

         "Termination Event" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under
Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

         "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

         "Type" means, with respect to any Loans, the characterization of such Loans as either Base Rate Loans or Eurodollar Loans.

         Section 1.2. Exhibits and Schedules; Additional Definitions. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

         Section 1.3. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

         Section 1.4. References and Titles. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         Section 1.5. Calculations and Determinations. All calculations under the Loan Documents of interest chargeable with respect to Eurodollar Loans and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. All other calculations of interest made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Each determination by a Bank Party of amounts to be paid under Sections 3.2 through 3.8 or any other matters which are to be determined hereunder by a Bank Party (such as any Eurodollar Rate, LIBOR Rate, Business Day, Interest Period, or Reserve Percentage) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent all financial statements and reports furnished to any Bank Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.


                  ARTICLE II - The Loans and Letters of Credit

         Section 2.1. Commitments to Lend; Notes. Subject to the terms and conditions hereof, each Lender agrees to make loans to Borrower (herein called such Lender's "Loans") upon Borrower's request from time to time during the Commitment Period, provided that (a) subject to Sections 3.3, 3.4 and 3.6, all Lenders are requested to make Loans of the same Type in accordance with their respective Percentage Shares and as part of the same Borrowing, (b) after giving effect to such Loans, the Facility Usage does not exceed the Borrowing Base in effect as of the date on which the requested Loans are to be made and (c) after giving effect to such Loans, the outstanding principal amount of each Lender's Loans, plus such Lender's Percentage Share of LC Obligations does not exceed such Lender's Percentage Share of the Borrowing Base in effect as of the date on which the requested Loans are to be made. The aggregate amount of all Loans in any Borrowing must be greater than or equal to $2,500,000 or must equal the remaining availability under the Borrowing Base. Borrower may have no more than five Borrowings of Eurodollar Loans outstanding at any time. The obligation of Borrower to repay to each Lender the aggregate amount of all Loans made by such Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Lender's "Note") made by Borrower payable to the order of such Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on any Lender's Note at any given time shall be the aggregate amount of all Loans theretofore made by such Lender minus all payments of principal theretofore received by such Lender on such Note. Interest on each Note shall accrue and be due and payable as provided herein and therein, with Eurodollar Loans bearing interest at the Eurodollar Rate plus the Eurodollar Margin and Base Rate Loans bearing interest at the Base Rate plus the Base Rate Margin (subject to the applicability of the Default Rate and limited by the provisions of Section 10.8). Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow hereunder, provided that on the last day of the Commitment Period, unless sooner paid as provided herein, all Loans shall be repaid in full.

         Section 2.2. Requests for New Loans. Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any requested Borrowing of new Loans to be advanced by Lenders. Each such notice constitutes a "Borrowing Notice" hereunder and must:

               (a) specify (i) the aggregate amount of any such Borrowing of new Base Rate Loans and the date on which such Base Rate Loans are to be advanced, or (ii) the aggregate amount of any such Borrowing of new Eurodollar Loans, the date on which such Eurodollar Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period; and

               (b) be received by Agent not later than 8:00 a.m., Los Angeles, California time, on (i) the day on which any such Base Rate Loans are to be made, or (ii) the third Business Day preceding the day on which any such Eurodollar Loans are to be made.

Each such written request or confirmation must be made in the form and substance of the "Borrowing Notice" attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, Agent shall give each Lender prompt notice of the terms thereof. If all conditions precedent to such new Loans have been met, each Lender will on the date requested promptly remit to Agent at Agent's office in Los Angeles, California the amount of such Lender's new Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loans have been neither met nor waived as provided herein, Agent shall promptly make such Loans available to Borrower. Unless Agent shall have received prompt notice from a Lender that such Lender will not make available to Agent such Lender's new Loan, Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with this section, and Agent may if it chooses, in reliance upon such assumption, make such Loan available to Borrower. If and to the extent such Lender shall not so make its new Loan available to Agent, such Lender and Borrower severally agree to pay or repay to Agent within three days after demand the amount of such Loan together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is paid or repaid to Agent, with interest at (i) the Federal Funds Rate, if such Lender is making such payment and (ii) the interest rate applicable at the time to the other new Loans made on such date, if Borrower is making such repayment. If neither such Lender nor Borrower pay or repay to Agent such amount within such three-day period, Agent shall in addition to such amount be entitled to recover from such Lender and from Borrower, on demand, interest thereon at the Default Rate, calculated from the date such amount was made available to Borrower. The failure of any Lender to make any new Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its new Loan, but no Lender shall be responsible for the failure of any other Lender to make any new Loan to be made by such other Lender.

         Section 2.3. Interest Rates; Continuations and Conversions of Existing Loans.

         (a) Interest Rates. Base Rate Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the sum of the Base Rate in effect on such day plus the Base Rate Margin in effect on such day, but in no event in excess of the Highest Lawful Rate. Each Eurodollar Loan (exclusive of any past due principal or interest) shall bear interest on each day during the related Interest Period at the related Eurodollar Rate in effect on such day plus the Eurodollar Margin in effect on such day, but in no event in excess of the Highest Lawful Rate. Such interest shall be payable on the dates specified in the Note. All past due principal of and past due interest on the Loan shall bear interest on each day outstanding at the Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues.

         (b) Continuations and Conversions. Borrower may make the following elections with respect to Loans already outstanding: to convert Base Rate Loans to Eurodollar Loans, to convert Eurodollar Loans to Base Rate Loans on the last day of the Interest Period applicable thereto, or to continue Eurodollar Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrower may combine existing Loans made pursuant to separate Borrowings into one new Borrowing or divide existing Loans made pursuant to one Borrowing into separate new Borrowings, provided that Borrower may have no more than five Borrowings of Eurodollar Loans outstanding at any time. To make any such election, Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any such conversion or continuation of existing Loans, with a separate notice given for each new Borrowing. Each such notice constitutes a "Continuation/Conversion Notice" hereunder and must:

               (i) specify the existing Loans which are to be continued or converted;

               (ii) specify (A) the aggregate amount of any Borrowing of Base Rate Loans into which such existing Loans are to be continued or converted and the date on which such continuation or conversion is to occur, or (B) the aggregate amount of any Borrowing of Eurodollar Loans into which such existing Loans are to be continued or converted, the date on which such continuation or conversion is to occur (which shall be the first day of the Interest Period which is to apply to such Eurodollar Loans), and the length of the applicable Interest Period; and

               (iii) be received by Agent not later than 8:00 a.m., Los Angeles, California time, on (A) the day on which any such continuation or conversion to Base Rate Loans is to occur, or (B) the third Business Day preceding the day on which any such continuation or conversion to Eurodollar Loans is to occur.

Each such written request or confirmation must be made in the form and substance of the "Continuation/Conversion Notice" attached hereto as Exhibit C, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Continuation/Conversion Notice, Agent shall give each Lender prompt notice of the terms thereof. Each Continuation/Conversion Notice shall be irrevocable and binding on Borrower. During the continuance of any Default, Borrower may not make any election to convert existing Loans into Eurodollar Loans or continue existing Loans as Eurodollar Loans. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any notice of continuation or conversion with respect to a Borrowing of existing Eurodollar Loans at least three days prior to the end of the Interest Period applicable thereto, such Eurodollar Loans shall automatically be converted into Base Rate Loans at the end of such Interest Period. No new funds shall be repaid by Borrower or advanced by any Lender in connection with any continuation or conversion of existing Loans pursuant to this section, and no such continuation or conversion shall be deemed to be a new advance of funds for any purpose; such continuations and conversions merely constitute a change in the interest rate applicable to already outstanding Loans.

         Section 2.4. Use of Proceeds. Borrower shall use all Loans: (i) to repay existing indebtedness of Hugoton Energy Corporation contemporaneously with the Hugoton Merger up to the amount of $105,000,000.00 plus accrued and unpaid interest, (ii) to repay existing indebtedness of DLB Oil & Gas, Inc. contemporaneously with the DLB Merger up to the amount of $85,000,000.00, (iii) to pay the purchase price for other acquisitions approved by Majority Lenders,
(iv) to finance developmental drilling, (v) to finance capital expenditures,
(vi) to refinance Matured LC Obligations, (vii) provide working capital for its operations and (viii) for other general business purposes, provided, that until both Mergers have been consummated, no Loans may be requested for the purposes under clauses (iii) through (viii) which cause the Applicable Initial Borrowing Base, minus the Facility Usage, to be less than the amounts to be available for the purposes under clauses (i) and (ii), as applicable. Borrower shall not use any Loans for the purpose of financing an acquisition of a Person which is opposed by the Board of Directors of the Person being acquired. Borrower shall use all Letters of Credit to assure the payment or performance of obligations or commitments arising the ordinary course of business and for other general business purposes, but it shall not use Letters of Credit directly or indirectly to secure the payment of Indebtedness. In no event shall the funds from any Loan or any Letter of Credit be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

         Section 2.5.  Fees.

         (a) Commitment Fees. In consideration of each Lender's commitment to make Loans, Borrower will pay to Agent for the account of each Lender a commitment fee determined on a daily basis by applying the Commitment Fee Rate to such Lender's Percentage Share of the unused portion of the Borrowing Base on each day during the Commitment Period, determined for each such day by deducting from the amount of the Borrowing Base at the end of such day the Facility Usage. This commitment fee shall be due and payable in arrears on the last day of each March, June, September and December and at the end of the Commitment Period.

         (c) Agent's Fees. In addition to all other amounts due to Agent under the Loan Documents, Borrower will pay fees to Agent as described in a letter agreement of even date herewith between Agent and Borrower.

         Section 2.6. Optional Prepayments. Borrower may, upon five Business Days' notice to each Lender, from time to time and without premium or penalty prepay the Notes, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on the Notes equals $1,000,000 or any higher integral multiple of $1,000,000, so long as Borrower does not prepay any Eurodollar Loan. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment

         Section 2.7.  Mandatory Prepayments.

         (a) If at any time the Facility Usage is in excess of the Borrowing Base (such excess being herein called a "Borrowing Base Deficiency"), Borrower shall, after Agent gives notice of such fact to Borrower (a "Deficiency Notice"):

               (i) within thirty (30) days after the Deficiency Notice give notice to Agent electing to prepay the principal of the Loans in a single payment, in which event Borrower shall prepay the principal of the Loans in an aggregate amount at least equal to such Borrowing Base Deficiency (or, if the Loans have been paid in full, pay to LC Issuer LC Collateral as required under Section 2.16(a)) on or before the date which is sixty (60) days after the Deficiency Notice, or

               (ii) within 30 days after the Deficiency Notice give notice to Agent electing to prepay the principal of the Loans in installments, in which event Borrower shall prepay the principal of the Loans in six consecutive monthly installments, in an aggregate amount at least equal to such Borrowing Base Deficiency (or, if the Loans have been paid in full, pay to LC Issuer LC Collateral as required under Section 2.16(a)), with the first such installment due 30 days after the Deficiency Notice, the next five such installments due on the same day of each consecutive month, each such installment being in the amount of one-sixth of such Borrowing Base Deficiency, or

               (iii) within 30 days after the Deficiency Notice, certify to Agent that Borrower has marketable title, free of any Liens, to oil and gas properties not included in such existing Borrowing Base, which properties were not acquired with Indebtedness, in an amount which eliminates such Borrowing Base Deficiency, and provide to each Lender the same information regarding such property as would be required for an evaluation by Required Lenders under Section 2.9. If Required Lenders determine that such properties will not serve to eliminate such Borrowing Base Deficiency, then, within five Business Days after receiving notice of such determination, Borrower will elect to make, and thereafter make, the prepayments specified in either of the preceding subsections (i) or (ii) of this subsection (a).

         (b) Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

         (c) During the pendency of a Borrowing Base Deficiency, or at any time after the occurrence and during the continuance of an Event of Default, all net proceeds of any securities issued by any Restricted Person or of any asset sale shall be applied to prepay the obligations.

         Section 2.8. Initial Borrowing Base. During the period from the date hereof to the first Determination Date the Borrowing Base shall be the Applicable Initial Borrowing Base.

         Section 2.9.  Subsequent Determinations of Borrowing Base.

         (a) By March 15 and September 15 of each year, Borrower shall furnish to each Lender all information, reports and data which Agent has then requested concerning Restricted Persons' businesses and properties (including their oil and gas properties and interests and the reserves and production relating thereto), together with the Engineering Reports described in Section 6.2(f) and
(g). Borrower or Required Lenders shall each have the right to request additional redeterminations of the Borrowing Base by notice to the other, whereupon to the extent requested by any Lender, Borrower shall promptly, and in any event within forty-five (45) days after such notice, furnish to each Lender the same information required by the preceding sentence together with the Engineering Report described in Section 6.2(g). Within forty-five (45) days after receiving such information, reports and data, or as promptly thereafter as practicable, Required Lenders shall agree upon an amount for the Borrowing Base and Agent shall by notice to Borrower designate such amount as the new Borrowing Base available to Borrower hereunder, which designation shall take effect immediately on the date such notice is sent (herein called a "Determination Date") and shall remain in effect until but not including the next date as of which the Borrowing Base is redetermined. If Borrower does not furnish all such information, reports and data by the date specified above in this section, Agent may nonetheless designate the Borrowing Base at any amount which Required Lenders determine and may redesignate the Borrowing Base from time to time thereafter until each Lender receives all such information, reports and data, whereupon Required Lenders shall designate a new Borrowing Base as described above. Required Lenders shall determine the amount of the Borrowing Base based upon (i) the loan value which they in their discretion assign to the various oil and gas properties of Restricted Persons at the time in question and (ii) upon such other factors (including without limitation the assets, liabilities, cash flow, hedged and unhedged exposure to price, foreign exchange rate, and interest rate changes, business, properties, prospects, management and ownership of Borrower and its Affiliates) as they in their discretion deem significant. It is expressly understood that Lenders and Agent have no obligation to agree upon or designate the Borrowing Base at any particular amount, whether in relation to the aggregate face amounts of the Notes or otherwise, and that Lenders' commitments to advance funds hereunder is determined by reference to the Borrowing Base from time to time in effect, which Borrowing Base shall be used for calculating commitment fees under Section 2.5 and, to the extent permitted by Law and regulatory authorities, for the purposes of capital adequacy determination and reimbursements under Section 3.2. Any determination of the Borrowing Base at an amount in excess of the lesser of (i) $300,000,000 or (ii) 150% of the Applicable Initial Borrowing Base shall require the determination and agreement of all Lenders.

         (b) Borrowing Base Fees. In consideration of each increase of the Borrowing Base over the highest Borrowing Base previously in effect (but specifically excluding any increase to an amount less than or equal to $220,000,000, such increase being governed by the fees specified in the letter agreement of even date herewith between Agent and Borrower), Borrower will pay to Agent for the account of each Lender a fee determined by applying the applicable Borrowing Base Fee Rate to such Lender's portion of such Borrowing Base increase. This fee shall be due and payable no later than 15 days after the date of the Determination Date.

         Section 2.10. Borrower's Reduction of the Borrowing Base. Borrower may, during the fifteen-day period beginning on each Determination Date (each such period being called in this section an "Option Period"), reduce the Borrowing Base from the amount designated by Agent to any lesser amount. To exercise such option Borrower must within an Option Period send notice to Agent of the amount of the Borrowing Base chosen by Borrower. If Borrower does not affirmatively exercise this option during an Option Period, the Borrowing Base shall be the amount designated by Agent. Any choice by Borrower of a Borrowing Base shall be effective as of the first day of the Option Period during which such choice was made and shall continue in effect until the next date as of which the Borrowing Base is redetermined.

         Section 2.11. Letters of Credit. Subject to the terms and conditions hereof, Borrower may during the Commitment Period request LC Issuer to issue one or more Letters of Credit, provided that, after taking such Letter of Credit into account:

               (a) the Facility Usage does not exceed the Borrowing Base at such time; and

               (b) the aggregate amount of LC Obligations at such time does not exceed $15,000,000; and

               (c) the expiration date of such Letter of Credit is prior to the end of the Commitment Period;

               (d) such Letter of Credit is to be used for general corporate purposes of Borrower;

               (e) such Letter of Credit is not directly or indirectly used to assure payment of or otherwise support any Indebtedness of any Person;

               (f) the issuance of such Letter of Credit will be in compliance with all applicable governmental restrictions, policies, and guidelines and will not subject LC Issuer to any cost which is not reimbursable under Article III;

               (g) the form and terms of such Letter of Credit are acceptable to LC Issuer in its sole discretion; and

               (h) all other conditions in this Agreement to the issuance of such Letter of Credit have been satisfied.

LC Issuer will honor any such request if the foregoing conditions (a) through
(h) (in the following Section 2.12 called the "LC Conditions") have been met as of the date of issuance of such Letter of Credit. LC Issuer may choose to honor any such request for any other Letter of Credit but has no obligation to do so and may refuse to issue any other requested Letter of Credit for any reason which LC Issuer in its sole discretion deems relevant.

         Section 2.12. Requesting Letters of Credit. Borrower must make written application for any Letter of Credit at least five Business Days before the date on which Borrower desires for LC Issuer to issue such Letter of Credit. By making any such written application Borrower shall be deemed to have represented and warranted that the LC Conditions described in Section 2.11 will be met as of the date of issuance of such Letter of Credit. Each such written application for a Letter of Credit must be made in writing in the form and substance of Exhibit E, the terms and provisions of which are hereby incorporated herein by reference (or in such other form as may mutually be agreed upon by LC Issuer and Borrower). Two Business Days after the LC Conditions for a Letter of Credit have been met as described in Section 2.11 (or if LC Issuer otherwise desires to issue such Letter of Credit), LC Issuer will issue such Letter of Credit at LC Issuer's office in Los Angeles, California. If any provisions of any LC Application conflict with any provisions of this Agreement, the provisions of this Agreement shall govern and control.

         Section 2.13.  Reimbursement and Participations.

         (a) Reimbursement by Borrower. Each Matured LC Obligation shall constitute a loan by LC Issuer to Borrower. Borrower promises to pay to LC Issuer, or to LC Issuer's order, on demand, the full amount of each Matured LC Obligation, together with interest thereon at the Base Rate plus the Base Rate Margin from the date such matured LC obligation accrues until the third Business Day after demand, and thereafter at the Default Rate until paid, but in no event in excess of the Highest Lawful Rate.

         (b) Letter of Credit Advances. If the beneficiary of any Letter of Credit makes a draft or other demand for payment thereunder then Borrower may, during the interval between the making thereof and the honoring thereof by LC Issuer, request Lenders to make Loans to Borrower in the amount of such draft or demand, which Loans shall be made concurrently with LC Issuer's payment of such draft or demand and shall be immediately used by LC Issuer to repay the amount of the resulting Matured LC Obligation. Such a request by Borrower shall be made in compliance with all of the provisions hereof, provided that for the purposes of the first sentence of Section 2.1 the amount of such Loans shall be considered but the amount of the Matured LC Obligation to be concurrently paid by such Loans shall not be considered.

         (c) Participation by Lenders. LC Issuer irrevocably agrees to grant and hereby grants to each Lender, and -- to induce LC Issuer to issue Letters of Credit hereunder -- each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from LC Issuer, on the terms and conditions hereinafter stated and for such Lender's own account and risk an undivided interest equal to such Lender's Percentage Share of LC Issuer's obligations and rights under each Letter of Credit issued hereunder and the amount of each Matured LC Obligation paid by LC Issuer thereunder. Each Lender unconditionally and irrevocably agrees with LC Issuer that, if a Matured LC Obligation is paid under any Letter of Credit for which LC Issuer is not reimbursed in full by Borrower in accordance with the terms of this Agreement and the related LC Application (including any reimbursement by means of concurrent Loans or by the application of LC Collateral), such Lender shall (in all circumstances and without set-off or counterclaim) pay to LC Issuer on demand, in immediately available funds at LC Issuer's address for notices hereunder, such Lender's Percentage Share of such Matured LC Obligation (or any portion thereof which has not been reimbursed by Borrower). Each Lender's obligation to pay LC Issuer pursuant to the terms of this subsection is irrevocable and unconditional. If any amount required to be paid by any Lender to LC Issuer pursuant to this subsection is not paid by such Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Default Rate.

         (d) Distributions to Participants. Whenever LC Issuer has in accordance with this section received from any Lender payment of such Lender's Percentage Share of any Matured LC Obligation, if LC Issuer thereafter receives any payment of such Matured LC Obligation or any payment of interest thereon (whether directly from Borrower or by application of LC Collateral or otherwise, and excluding only interest for any period prior to LC Issuer's demand that such Lender make such payment of its Percentage Share), LC Issuer will distribute to such Lender its Percentage Share of the amounts so received by LC Issuer; provided, however, that if any such payment received by LC Issuer must thereafter be returned by LC Issuer, such Lender shall return to LC Issuer the portion thereof which LC Issuer has previously distributed to it.

         (e) Calculations. A written advice setting forth in reasonable detail the amounts owing under this section, submitted by LC Issuer to Borrower or any Lender from time to time, shall be conclusive, absent manifest error, as to the amounts thereof.

         Section 2.14. Letter of Credit Fees. In consideration of LC Issuer's issuance of any Letter of Credit, Borrower agrees to pay (a) to Agent, for the account of all Lenders, a letter of credit fee determined on a daily basis by applying the Letter of Credit Fee Rate to such Lender's Percentage Share of the face amount of the Letter of Credit (but in no event less than $500 per annum), and (b) to such LC Issuer for its own account, a letter of credit fronting fee at a rate specified in a separate letter agreement between Borrower and such LC Issuer (but in no event less than $250 per annum). The letter of credit fee and the letter of credit fronting fee with respect to each Letter of Credit shall be due and payable in arrears on the last day of each March, June, September and December for the period that such Letter of Credit is outstanding.

         Section 2.15.  No Duty to Inquire.

         (a) Drafts and Demands. LC Issuer is authorized and instructed to accept and pay drafts and demands for payment under any Letter of Credit without requiring, and without responsibility for, any determination as to the existence of any event giving rise to said draft, either at the time of acceptance or payment or thereafter. LC Issuer is under no duty to determine the proper identity of anyone presenting such a draft or making such a demand (whether by tested telex or otherwise) as the officer, representative or agent of any beneficiary under any Letter of Credit, and payment by LC Issuer to any such beneficiary when requested by any such purported officer, representative or agent is hereby authorized and approved. Borrower agrees to hold LC Issuer and each other Bank Party harmless and indemnified against any liability or claim in connection with or arising out of the subject matter of this section, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY BANK PARTY, provided only that no Bank Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

         (b) Extension of Maturity. If the maturity of any Letter of Credit is extended by its terms or by Law or governmental action, if any extension of the maturity or time for presentation of drafts or any other modification of the terms of any Letter of Credit is made at the request of any Restricted Person, or if the amount of any Letter of Credit is increased at the request of any Restricted Person, this Agreement shall be binding upon all Restricted Persons with respect to such Letter of Credit as so extended, increased or otherwise modified, with respect to drafts and property covered thereby, and with respect to any action taken by LC Issuer, LC Issuer's correspondents, or any Bank Party in accordance with such extension, increase or other modification.

         (c) Transferees of Letters of Credit. If any Letter of Credit provides that it is transferable, LC Issuer shall have no duty to determine the proper identity of anyone appearing as transferee of such Letter of Credit, nor shall LC Issuer be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by LC Issuer to any purported transferee or transferees as determined by LC Issuer is hereby authorized and approved, and Borrower further agrees to hold LC Issuer and each other Bank Party harmless and indemnified against any liability or claim in connection with or arising out of the foregoing, WHICH INDEMNITY SHALL APPLY WHETHER OR NOT ANY SUCH LIABILITY OR CLAIM IS IN ANY WAY OR TO ANY EXTENT CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY BANK PARTY, provided only that no Bank Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

         Section 2.16.  LC Collateral.

         (a) LC Obligations in Excess of Borrowing Base. If, after the making of all mandatory prepayments required under Section 2.7, the principal balance of the Loans is zero, but outstanding LC Obligations will exceed the Borrowing Base, then in addition to such prepayment Borrower will immediately pay to LC Issuer an amount equal to such excess. LC Issuer will hold such amount as security for the remaining LC Obligations (all such amounts held as security for LC Obligations being herein collectively called "LC Collateral") until such LC Obligations become Matured LC Obligations, at which time such LC Collateral may be applied to such Matured LC Obligations. Neither this subsection nor the following subsection shall, however, limit or impair any rights which LC Issuer may have under any other document or agreement relating to any Letter of Credit or LC Obligation, including any LC Application, or any rights which any Bank Party may have to otherwise apply any payments by Borrower and any LC Collateral under Section 3.1.

         (b) Acceleration of LC Obligations. If the Obligations or any part thereof become immediately due and payable pursuant to Section 8.1 then, unless Majority Lenders otherwise specifically elect to the contrary (which election may thereafter by retracted by Majority Lenders at any time), all LC Obligations shall become immediately due and payable without regard to whether or not actual drawings or payments on the Letters of Credit have occurred, and Borrower shall be obligated to pay to LC Issuer immediately an amount equal to the aggregate LC Obligations which are then outstanding. All amounts so paid shall first be applied to Matured LC Obligations and then held by LC Issuer as LC Collateral until such LC Obligations become Matured LC Obligations, at which time such LC Collateral shall be applied to such Matured LC Obligations.

         (c) Investment of LC Collateral. Pending application thereof, all LC Collateral shall be invested by LC Issuer in such investments as LC Issuer may choose in its sole discretion. All interest on such investments shall be reinvested or applied to Matured LC Obligations. When all Obligations have been satisfied in full, including all LC Obligations, all Letters of Credit have expired or been terminated, and all of Borrower's reimbursement obligations in connection therewith have been satisfied in full, LC Issuer shall release any remaining LC Collateral. Borrower hereby assigns and grants to LC Issuer a continuing security interest in all LC Collateral paid by it to LC Issuer, all investments purchased with such LC Collateral, and all proceeds thereof to secure its Matured LC Obligations and its Obligations under this Agreement, the Notes, and the other Loan Documents. Borrower further agrees that LC Issuer shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Texas with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest.

         (d) Payment of LC Collateral. When Borrower is required to provide LC Collateral for any reason and fails to do so on the day when required, LC Issuer may without notice to Borrower or any other Restricted Person provide such LC Collateral (whether by application of proceeds of other Collateral, by transfers from other accounts maintained with LC Issuer, or otherwise) using any available funds of Borrower or any other Person also liable to make such payments. Any such amounts which are required to be provided as LC Collateral and which are not provided on the date required shall, for purposes of each Security Document, be considered past due Obligations owing hereunder, and LC Issuer is hereby authorized to exercise its respective rights under each Security Document to obtain such amounts.

                        ARTICLE III - Payments to Lenders

         Section 3.1. General Procedures. Borrower will make each payment which it owes under the Loan Documents to Agent for the account of the Bank Party to whom such payment is owed. Each such payment must be received by Agent not later than 9:00 a.m., Los Angeles, California time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Agent's Note. When Agent collects or receives money on account of the Obligations, Agent shall distribute all money so collected or received, and each Bank Party shall apply all such money so distributed, as follows:

               (a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Agent under Section 6.9 or 10.4 and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Bank Parties shall otherwise agree);

               (b) then for the prepayment of amounts owing under the Loan Documents (other than principal on the Notes) if so specified by Borrower;

               (c) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

               (d) last, for the payment or prepayment of any other Obligations.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Section
2.6. All distributions of amounts described in any of subsections (b), (c) or
(d) above shall be made by Agent pro rata to each Bank Party then owed Obligations described in such subsection in proportion to all amounts owed to all Bank Parties which are described in such subsection; provided that if any Lender then owes payments to LC Issuer for the purchase of a participation under
Section 2.13(c) hereof, any amounts otherwise distributable under this section to such Lender shall be deemed to belong to LC Issuer, to the extent of such unpaid payments, and Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such Lender.

         Section 3.2.  Increased Cost and Reduced Return.

               (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                  (i) shall subject such Lender (or its Applicable Lending
               Office) to any tax, duty, or other charge with respect to any Eurodollar Loans, its Notes, or its obligation to make Eurodollar Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Notes in respect of any Eurodollar Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                  (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Commitment of such Lender hereunder; or

                  (iii) shall impose on such Lender (or its Applicable Lending
               Office) or the London interbank market any other condition affecting this Agreement or its Notes or any of such extensions of credit or liabilities or commitments;

         and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, continuing, or maintaining any Eurodollar Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Notes with respect to any Eurodollar Loans, then Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrower under this Section 3.2(a), Borrower may, by notice to such Lender (with a copy to Agent), suspend the obligation of such Lender to make or continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.5 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

               (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction but only to the extent that such Lender has not been compensated therefor by an increase in the Eurodollar Rate.

               (c) Each Lender shall promptly notify Borrower and Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to Borrower and Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender shall act in good faith and may use any reasonable averaging and attribution methods.

         Section 3.3. Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

               (a) Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

               (b) the Majority Lenders determine (which determination shall be conclusive) and notify Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to Lenders of funding Eurodollar Loans for such Interest Period;

then Agent shall give Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, Lenders shall be under no obligation to make additional Loans of such Type, continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

         Section 3.4. Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Loans hereunder, then such Lender shall promptly notify Borrower thereof and such Lender's obligation to make or continue Eurodollar Loans and to Convert other Types of Loans into Eurodollar Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Loans (in which case the provisions of Section 3.5 shall be applicable).

         Section 3.5. Treatment of Affected Loans. If the obligation of any Lender to make a particular Type of Eurodollar Loan or to continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 3.2 or 3.4 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 3.4 hereof, on such earlier date as such Lender may specify to Borrower with a copy to Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.2 or 3.4 hereof that gave rise to such Conversion no longer exist:

               (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

               (b) all Loans that would otherwise be made or continued by such Lender as Loans of the Affected Type shall be made or continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to Borrower (with a copy to Agent) that the circumstances specified in Section 3.2 or 3.4 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 3.5 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their Percentage Shares of the Commitment.

         Section 3.6. Compensation. Upon the request of any Lender, Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

               (a) any payment, prepayment, or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 8.1) on a date other than the last day of the Interest Period for such Loan; or

               (b) any failure by Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article IV to be satisfied) to borrow, Convert, continue, or prepay a Eurodollar Loan on the date for such borrowing, Conversion, continuation, or prepayment specified in the relevant notice of borrowing, prepayment, continuation, or Conversion under this Agreement.

         Section 3.7.  Taxes.

               (a) Any and all payments by Borrower to or for the account of any Lender or Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.7) such Lender or Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

               (b) In addition, Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

               (c) Borrower agrees to indemnify each Lender and Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.7) paid by such Lender or Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

               (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrower or Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrower and Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

               (e) For any period with respect to which a Lender has failed to provide Borrower and Agent with the appropriate form pursuant to
         Section 3.7(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.7(a) or 3.7(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

               (f) If Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 3.7, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender and in the event Lender is reimbursed for an amount paid by Borrower pursuant to this Section 3.7, it shall promptly return such amount to Borrower.

               (g) Within thirty (30) days after the date of any payment of Taxes, Borrower shall furnish to Agent the original or a certified copy of a receipt evidencing such payment.

               (h) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this Section 3.7 shall survive the termination of the Commitment and the payment in full of the Notes.

         Section 3.8. Compensation Procedure. Any Lender or LC Issuer notifying Borrower of the incurrence of additional costs under Sections 3.2 through 3.7 shall in such notice to Borrower and Agent set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by each Lender or LC Issuer for purposes of Sections 3.2 through 3.7 of the effect of any change in applicable laws, treaties, rules or regulations or in the interpretation or administration thereof, any losses or expenses incurred by reason of the liquidation or reemployment of deposits or other funds, any taxes, levies, costs and charges imposed, or the effect of capital maintained on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under Sections 3.2 through 3.7, shall be conclusive and binding for all purposes, absent manifest error. Any request for compensation under this Section 3.8 shall be paid by Borrower within thirty (30) Business Days of the receipt by Borrower of the notice described in this Section 3.8.

         Section 3.9. Change of Applicable Lending Office. Each Bank Party agrees that, upon the occurrence of any event giving rise to the operation of Sections 3.2 through 3.6 with respect to such Bank Party, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Bank Party) to designate another Lending Office, provided that such designation is made on such terms that such Bank Party and its Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section. Nothing in this section shall affect or postpone any of the obligations of Borrower or the rights of any Bank Party provided in Sections 3.2 through 3.6.


                  ARTICLE IV - Conditions Precedent to Lending

         Section 4.1. Documents to be Delivered. No Lender has any obligation to make its first Loan, and LC Issuer has no obligation to issue the first Letter of Credit, unless Agent shall have received all of the following, at Agent's office in Los Angeles, California, duly executed and delivered and in form, substance and date satisfactory to Agent:

               (a) This Agreement and any other documents that Lenders are to execute in connection herewith.

               (b)  Each Note.

               (c) The guaranties, stock pledge agreements and financing statements listed on the Security Schedule.

               (d) The Agreement of Representations, Warranties and Covenant of Parent in the form attached hereto as Exhibit F.

               (e) Certain certificates of each Borrower including:

                  (i) An "Omnibus Certificate" of the Secretary and of the
               Chairman of the Board or President of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein,
               (2) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization, and (3) a copy of any bylaws of Borrower; and

                  (ii) A "Compliance Certificate" of the Chairman of the Board
               or President and of the chief financial officer of Borrower, of even date with such Loan or such Letter of Credit, in which such officers certify to the satisfaction of the conditions set out in subsections (a), (b), (c) and (d) of Section 4.4.

               (f) A certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction, and certificates of Borrower's good standing and due qualification to do business, issued by appropriate officials in any states in which Borrower owns property.

               (g) Documents similar to those specified in subsections (e)(i) and (f) of this section with respect to each other Restricted Person and the execution by it of its guaranty and the other Loan Documents to which it is a party.

               (h) Documents similar to those specified in subsections (e)(i) and (f) of this section with respect to Parent.

               (i) A favorable opinion of Messrs. Self, Giddens and Lees counsel for Restricted Persons, substantially in the form set forth in Exhibit G-1.

               (j) A favorable opinion of Andrews & Kurth L.L.P., counsel for Restricted Persons in the form of Exhibit G-2, and other evidence requested by Agent that (i) each Restricted Person is an "Unrestricted Subsidiary," as that term is used in the 1995 Indenture and the 1996 Indenture and no Restricted Person is required to be or become a Guarantor under the 1997 Indentures, (ii) no Restricted Person is otherwise subject to the covenants contained in the Indentures, including but not limited to any covenant requiring the granting of any guaranty or Lien to the holders of any notes subject to the Indentures or any covenant prohibiting any of the covenants made herein by the Restricted Persons, and (iii) that the representations and warranties contained in Section 5.4 are true and correct insofar as they relate to the Indentures.

               (k) The Initial Engineering Report and the Initial Financial Statements.

               (l) Certificates or binders evidencing Restricted Persons' insurance in effect on the date hereof.

               (m) An environmental report issued by a consultant acceptable to the Agent regarding their environmental assessment of a selected number of the properties part of the Mergers and their environmental review of the companies that are party to the Mergers, in scope and results acceptable to Agent.

               (n) A certificate signed by the chief executive officer of Borrower in form and detail acceptable to Agent confirming the insurance that is in effect as of the date hereof and certifying that such insurance is customary for the businesses conducted by Restricted Persons and is in compliance with the requirements of this Agreement.

               (o) Payment of all commitment, facility, agency and other fees required to be paid to any Bank Party pursuant to any Loan Documents or any commitment agreement heretofore entered into.

               (p) A copy of each Acquisition Document, duly executed and delivered by each party thereto.

               (q) Evidence that Borrower has obtained approvals or applicable waiting periods have expired as required pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

         Section 4.2. Closing of Mergers. (a) Prior to or contemporaneously with the first Loan hereunder, Borrower shall have consummated either the DLB Merger or the Hugoton Merger. Prior to the funding of any Loan to refinance indebtedness in connection with either of the Mergers, (i) such Merger shall have been consummated, in form and substance satisfactory to Agent, (ii) after giving effect to such Merger, all representations and warranties made by any Restricted Person in any Loan Document shall be true (including, but not limited to, the contemporaneous payment and release of any Liens and Indebtedness not permitted by Sections 7.1 or 7.2), and (iii) Agent shall have received all documents and instruments which Agent has then requested, including, but not limited to, supplements or restatements of the opinions and certificates set forth in Section 4.1. Each Restricted Person hereby acknowledges and agrees that each Restricted Person shall be deemed to have executed and delivered each Loan Document as set forth in Section 4.1 above, including without limitation each guaranty, immediately prior to or simultaneously with the making of the Loans hereunder.

         (b) If the DLB Merger shall occur prior to the Hugoton Merger and the existing indebtedness of DLB exceeds the Borrowing Base, prior to or contemporaneously with the consummation of the DLB Merger, Borrower shall have received a cash equity contribution from Parent in the amount of such excess and shall have applied such contribution to such existing indebtedness of DLB.

         Section 4.3. Designated Affiliate Contracts/Structure.
Contemporaneously with the first Loan hereunder, Restricted Persons shall have satisfied the following additional conditions:

               (a) Restricted Persons shall have entered into contracts, in form, scope, and substance satisfactory to Lenders with Chesapeake Operating Inc. regarding management services, leasehold operating services and other operating services and compensation for such services (the "Designated Affiliate Contracts"), and

               (b) Each Restricted Person shall have adopted Restated Certificates of Incorporation in the form attached hereto as Exhibit I-1 or Exhibit I-2 and shall have delivered to Agent a certificate in form satisfactory to Agent that each Restricted Person is in compliance with the requirements of such Restated Certificates of Incorporation.

         Section 4.4. Additional Conditions Precedent. No Lender has any obligation to make any Loan (including its first), and LC Issuer has no obligation to issue any Letter of Credit (including its first), unless the following conditions precedent have been satisfied:

               (a) All representations and warranties made by Parent or any Restricted Person in any Loan Document shall be true on and as of the date of such Loan or the date of issuance of such Letter of Credit (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Loan or the date of issuance of such Letter of Credit.

               (b) No Default shall exist at the date of such Loan or the date of issuance of such Letter of Credit.

               (c) No Material Adverse Change shall have occurred to, and no event or circumstance shall have occurred that could cause a Material Adverse Change to, Borrower's Consolidated financial condition or businesses since the date of this Agreement.

               (d) Parent and each Restricted Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan or the date of issuance of such Letter of Credit.

               (e) The making of such Loan or the issuance of such Letter of Credit shall not be prohibited by any Law and shall not subject any Lender or any LC Issuer to any penalty or other onerous condition under or pursuant to any such Law.

               (f) Agent shall have received all documents and instruments which Agent has then requested, in addition to those described in Section 4.1 (including opinions of legal counsel for Restricted Persons and Agent; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in this Agreement and the other Loan Documents,
         (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Agent in form, substance and date.


                   ARTICLE V - Representations and Warranties

         To confirm each Bank Party's understanding concerning Restricted Persons and Restricted Persons' businesses, properties and obligations and to induce each Bank Party to enter into this Agreement and to extend credit hereunder, each Restricted Person represents and warrants to each Bank Party that:

         Section 5.1. No Default. No Restricted Person is in default in the performance of any of the covenants and agreements contained in any Loan Document. No event has occurred and is continuing which constitutes a Default.

         Section 5.2. Organization and Good Standing. Each Restricted Person is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary. Each Restricted Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

         Section 5.3. Authorization. Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

         Section 5.4. No Conflicts or Consents. The execution and delivery by Parent and the various Restricted Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i) conflict with any provision of (1) any Law,
(2) the organizational documents of Parent or any Restricted Person, or (3) any agreement, judgment, license, order or permit applicable to or binding upon Parent or any Restricted Person, (ii) result in the acceleration of any Indebtedness owed by Parent or any or Restricted Person, (iii) result in or require the creation of any Lien upon any assets or properties of Parent or any Restricted Person, or (iv) result in or require the creation of any guaranty by any Restricted Person of any Indebtedness of any other Person except for the guaranties listed on the Security Schedule. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by Parent or any Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

         Section 5.5. Enforceable Obligations. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

         Section 5.6. Initial Financial Statements. Borrower has heretofore delivered to each Bank Party true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present (i) Parent's Consolidated financial position at the dates thereof and the Consolidated results of Parent's operations and Parent's Consolidated cash flows for the respective periods thereof, (ii) Borrower's pro forma financial position at the date thereof after giving effect to the merger of AnSon Production Corporation with and into CMC, (iii) Borrower's pro forma financial condition as of the date thereof after giving effect to the Hugoton Merger, (iv) Borrower's Consolidated pro forma financial condition as of the date thereof after giving effect to the DLB Merger and (v) Borrower's Consolidated pro forma financial condition as of the date thereof after giving effect to both Mergers. Since the date of the annual Initial Financial Statements no Material Adverse Change has occurred from the financial condition reflected in the Initial Financial Statements, except as reflected in Parent's quarterly Initial Financial Statements or in the Disclosure Schedule. All Initial Financial Statements were prepared in accordance with GAAP.

         Section 5.7. Other Obligations and Restrictions. No Restricted Person has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which are, in the aggregate, material to such Restricted Person or material with respect to Restricted Persons' Consolidated financial condition and not shown in the Initial pro forma Financial Statements of Borrower or disclosed in the Disclosure Schedule or a Disclosure Report. Except as shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report, no Restricted Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Change.

         Section 5.8. Full Disclosure. No certificate, statement or other information delivered herewith or heretofore by any Restricted Person to any Bank Party in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby (including, but not limited to, the final Proxy Statements for each of the Mergers) contains any untrue statement of a material fact or omits to state any material fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) that has not been disclosed to each Bank Party in writing which could cause a Material Adverse Change. There are no statements or conclusions in any Engineering Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that no Related Person warrants that such opinions, estimates and projections will ultimately prove to have been accurate. Parent and Borrower have heretofore delivered to each Bank Party true, correct and complete copies of the Initial Engineering Report.

         Section 5.9. Litigation. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Restricted Person threatened, against any Restricted Person before any Tribunal which could cause a Material Adverse Change, and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any Restricted Person or any Restricted Person's stockholders, partners, directors or officers which could cause a Material Adverse Change.

         Section 5.10. Labor Disputes and Acts of God. Except as disclosed in the Disclosure Schedule or a Disclosure Report, neither the business nor the properties of Parent or any Restricted Person has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material Adverse Change.

         Section 5.11. ERISA Plans and Liabilities. All currently existing ERISA Plans are listed in the Disclosure Schedule or a Disclosure Report. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule or a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule or a Disclosure Report: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

         Section 5.12. Environmental and Other Laws. Except as disclosed in the Disclosure Schedule or a Disclosure Report: (a) Restricted Persons are conducting their businesses in material compliance with all applicable Laws, including Environmental Laws, and have and are in compliance with all licenses and permits required under any such Laws; (b) none of the operations or properties of any Restricted Person is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (c) no Restricted Person (and to the best knowledge of Borrower, no other Person) has filed any notice under any Law indicating that any Restricted Person is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any Restricted Person; (d) no Restricted Person has transported or arranged for the transportation of any Hazardous Material to any location which is (i) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (ii) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Restricted Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and (e) no Restricted Person otherwise has any known material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials.

         Section 5.13. Names and Places of Business. No Restricted Person has, during the preceding five years, had, been known by, or used any other trade or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of each Restricted Person are (and for the preceding five years have been) located at the address of Borrower set out in Section 10.3. Except as indicated in the Disclosure Schedule or a Disclosure Report, no Restricted Person has any other office or place of business.

         Section 5.14. Borrower's Subsidiaries. All of the outstanding stock of any class of CAC is owned by Parent. All of the outstanding stock of any class of CMC, Chesapeake Merger, Chesapeake Acquisition and Chesapeake Columbia Corp., Inc. is owned by CAC. All of the partnership interests of Mid-Continent Gas Pipeline Company and AnSon Gas Marketing are owned by CAC and CMC. Neither CAC nor CMC has any Subsidiary or own any stock in any other corporation or association except those listed in the Disclosure Schedule or a Disclosure Report. Neither Borrower nor any Restricted Person is a member of any general or limited partnership, joint venture or association of any type whatsoever. Except as otherwise revealed in a Disclosure Report, Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule.

         Section 5.15. Title to Properties; Licenses. Each Restricted Person has good and defensible title to all of its material properties and assets, free and clear of all Liens other than Permitted Liens and of all impediments to the use of such properties and assets in such Restricted Person's business, except that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are properly attributed. Other than Liens permitted under Section 7.02, each Restricted Person will respectively own in the aggregate, in all material respects, the net interests in production attributable to the wells and units evaluated in the Initial Reserve Reports. The ownership of such Properties shall not in the aggregate in any material respect obligate such Restricted Person to bear the costs and expenses relating to the maintenance, development and operations of such Properties in an amount materially in excess of the working interest of such Properties set forth in the Initial Engineering Reports. Each Restricted Person has paid all royalties payable under the oil and gas leases to which it is operator, except those contested in accordance with the terms of the applicable joint operating agreement or otherwise contested in good faith by appropriate proceedings. Upon delivery of each Engineering Report furnished to the Lenders pursuant to Sections 6.02(f) and (g), the statements made in the preceding sentences of this Section 5.15 shall be true with respect to such Engineering Reports. All information contained in the Initial Engineering Reports is true and correct in all material respects as of the date thereof and as of the date of the first Loan hereunder. Each Restricted Person possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Restricted Person is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

         Section 5.16. Government Regulation. Neither Parent nor Borrower nor any other Restricted Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of

1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

         Section 5.17. Insider. Neither Parent nor any Restricted Person, nor any Person having "control" (as that term is defined in 12 U.S.C. ss. 375b(9) or in regulations promulgated pursuant thereto) of any Restricted Person, is a "director" or an "executive officer" or "principal shareholder" (as those terms are defined in 12 U.S.C. ss. 375b(8) or (9) or in regulations promulgated pursuant thereto) of any Bank Party, of a bank holding company of which any Bank Party is a Subsidiary or of any Subsidiary of a bank holding company of which any Bank Party is a Subsidiary.

         Section 5.18. Mergers. The merger of AnSon Production Company with and into CMC has been duly consummated in compliance with the agreement therefor and all requirements of Law. The Hugoton Merger and the DLB Merger, when required to be consummated under Section 4.2, will have been duly consummated in compliance with the terms of the respective Acquisition Documents and requirements of Law, including, but not limited to, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended, and the applicable corporation act of each applicable state. As of the date of each of the Acquisition Documents and as of the date of consummation of each of the Mergers, each of the representations and warranties of each parties to such Acquisition Document was and will be true, complete and correct in all material respects.


                 ARTICLE VI - Affirmative Covenants of Borrower

         To conform with the terms and conditions under which each Bank Party is willing to have credit outstanding to Borrower, and to induce each Bank Party to enter into this Agreement and extend credit hereunder, each Restricted Person warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

         Section 6.1. Payment and Performance. Each Restricted Person will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents.

         Section 6.2. Books, Financial Statements and Reports. Each Restricted Person will at all times maintain full and accurate books of account and records. Each Restricted Person will maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to each Bank Party at Borrower's expense:

               (a) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, complete Consolidated and consolidating financial statements of the Restricted Persons together with all notes thereto, prepared in reasonable detail in accordance with

         GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by one of the six nationally recognized firms of independent certified public accountants selected by Borrower, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated and consolidating balance sheet as of the end of such Fiscal Year and Consolidated and consolidating statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year. In addition, within ninety (90) days after the end of each Fiscal Year, Borrower will furnish a report signed by such accountants (i) stating that they have read this Agreement, (ii) containing calculations showing compliance (or non-compliance) at the end of such Fiscal Year with the requirements of Sections 7.13, 7.14,
         7.15 and 7.16, and (iii) further stating that in making their examination and reporting on the Consolidated financial statements described above they did not conclude that any Default existed at the end of such Fiscal Year or at the time of their report, or, if they did conclude that a Default existed, specifying its nature and period of existence.

               (b) As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter, the Restricted Persons' Consolidated and consolidating balance sheet as of the end of such Fiscal Quarter and Consolidated and consolidating statements of the Restricted Persons' earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition, Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in the form of Exhibit D signed by the chief financial officer of each Borrower stating that such financial statements are accurate and complete (subject to normal year-end adjustments), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Sections 7.13, 7.14, 7.15 and 7.16 and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

               (c) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, complete Consolidated and consolidating financial statements of Parent with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by one of the six nationally recognized firms of independent certified public accountants as may be selected by Parent, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated and consolidating balance sheet as of the end of such Fiscal Year and Consolidated and consolidating statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.

               (d) As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter, Parent's Consolidated balance sheet as of the end of such Fiscal Quarter and Consolidated and consolidating statements of Parent's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments.

               (e) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by Parent or any Restricted Person to its stockholders and all registration statements, periodic reports and other statements and schedules filed by any Restricted Person with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

               (f) By March 15 of each year, beginning March 15, 1998, an engineering report prepared as of the preceding January 1 by independent petroleum engineers chosen by Borrower and acceptable to Majority Lenders, concerning all oil and gas properties and interests owned by any Restricted Person which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves. This report shall be satisfactory to Agent, shall contain sufficient information to enable Borrower to meet the reporting requirements concerning oil and gas reserves contained in Regulations S-K and S-X promulgated by the Securities and Exchange Commission, shall take into account any "over-produced" status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report. Accompanying such report, the Borrower shall deliver a report reflecting, since the date reflected in the most recent report delivered pursuant to this clause (f) or pursuant to the following clause (g), the following: (i) all property sales and pending property sales identifying the property and the sale price therefor, (ii) all property purchases and pending property purchases identifying the property and the purchase price therefor, and (iii) additional and changes in properties in each category from such previous report (i.e.: proven undeveloped, proven developed non-producing, or proven producing). The report delivered as of March 15, 1998 shall reflect all oil and gas properties and interests that will be owned by the Restricted Persons on a pro forma basis after giving effect to the Mergers.

               (g) By September 15 of each year, and promptly following notice of an additional Borrowing Base redetermination under Section 2.9, an engineering report prepared as of the preceding July 1 (or the first day of the preceding calendar month in the case of an additional redetermination) by petroleum engineers who are employees of Borrower (or Chesapeake Operating Inc. under the management services agreement), together with an accompanying report on property sales, property purchases and changes in categories, both in the same form and scope as the reports in (f) above.

               (h) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, a business and financial plan for Borrower (in form reasonably satisfactory to Agent), prepared by the chief financial officer thereof, setting forth for the first year thereof, quarterly financial projections and budgets for Borrower, and thereafter yearly financial projections and budgets during the Commitment Period.

               (i) As soon as available, and in any event within sixty (60) days after the end of each month, a report describing by lease or unit the gross volume of production and sales attributable to production during such month from the properties described in subsection (g) above and describing the related severance taxes, other taxes, leasehold operating expenses and capital costs attributable thereto and incurred during such month.

               (j) As soon as available, and in any event within sixty (60) days after the end of each Fiscal Quarter, a report setting forth volumes, prices and margins for all marketing activities of Borrower and the other Restricted Persons and a report of all forward, future, swap or hedging contracts in such detail as Agent may request.

         Section 6.3. Other Information and Inspections. Each Restricted Person will furnish to each Bank Party any information which Agent may from time to time request in writing concerning any covenant, provision or condition of the Loan Documents or any matter in connection with Parent's or Restricted Persons' businesses and operations. Each Restricted Person will permit representatives appointed by Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of such Restricted Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Restricted Person shall permit Agent or its representatives to investigate and verify the accuracy of the information furnished to Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

         Section 6.4. Notice of Material Events and Change of Address. Borrower will promptly notify each Bank Party in writing, stating that such notice is being given pursuant to this Agreement, of:

               (a)  the occurrence of any Material Adverse Change,

               (b)  the occurrence of any Default,

               (c) the acceleration of the maturity of any Indebtedness owed by any Restricted Person or of any default by any Restricted Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change,

               (d)  the occurrence of any Termination Event,

               (e) any claim of $500,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against any Restricted Person or with respect to any Restricted Person's properties, and

               (f) the filing of any suit or proceeding against any Restricted Person in which an adverse decision could cause a Material Adverse Change.

Upon the occurrence of any of the foregoing, Restricted Persons will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Agent and Agent's counsel in writing at least twenty Business Days prior to the date that any Restricted Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records.

         Section 6.5. Maintenance of Properties.

         (a) Each Restricted Person will: (i) do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of the properties owned by each Restricted Person, including, without limitation, all equipment, machinery and facilities, and (ii) make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of the properties owned by each Restricted Person will be fully preserved and maintained, except to the extent a portion of such properties are oil and gas properties no longer capable of producing hydrocarbons in economically reasonable amounts.

         (b) Each Restricted Person will promptly pay and discharge or cause to be paid and discharged all delay rentals, royalties, expenses and indebtedness accruing under, and perform or cause to be performed each and every act, matter or thing required by, each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its properties and will do all other things necessary to keep unimpaired each Restricted Person's rights with respect thereto and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of oil and gas properties is no longer capable of producing hydrocarbons in economically reasonable amounts.

         (c) Each Restricted Person will operate its properties or cause or use commercially reasonably efforts to cause such properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all laws.

         Section 6.6. Maintenance of Existence and Qualifications. Each Restricted Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify will not cause a Material Adverse Change.

         Section 6.7. Payment of Trade Liabilities, Taxes, etc. Each Restricted Person will (a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) within ninety (90) days after the same becomes due pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Liabilities now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

         Section 6.8. Insurance. Each Restricted Person will keep or cause to be kept insured by financially sound and reputable insurers its property in accordance with the Insurance Schedule. Each Restricted Person shall at all times maintain insurance against its liability for injury to persons or property in accordance with the Insurance Schedule, which insurance shall be by financially sound and reputable insurers. Without limiting the foregoing, each Restricted Person shall at all time maintain liability insurance in the amounts set out on the Insurance Schedule.

         Section 6.9. Performance on Borrower's Behalf. If any Restricted Person fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any

Loan Document, Agent may pay the same. Borrower shall immediately reimburse Agent for any such payments and each amount paid by Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Agent.

         Section 6.10. Interest. Borrower hereby promises to each Bank Party to pay interest at the Default Rate on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Bank Party) which Borrower has in this Agreement promised to pay to such Bank Party and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

         Section 6.11. Compliance with Agreements and Law. Each Restricted Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Restricted Person will conduct its business and affairs in compliance with all Laws applicable thereto.

         Section 6.12. Environmental Matters; Environmental Reviews.

         (a) Each Restricted Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Restricted Person and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect.

         (b) Each Restricted Person will promptly furnish to Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by any Restricted Person, or of which it has notice, pending or threatened against any Restricted Person, by any governmental authority with respect to any alleged violation of or non-compliance in any material respect with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business.

         (c) Each Restricted Person will promptly furnish to Agent all requests for information, notices of claim, demand letters, and other notifications, received by any Restricted Person in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility which could if adversely determined result in fines or liability of a material amount with respect to any investigation or clean-up of Hazardous Material at any location.

         Section 6.13. Evidence of Compliance. Each Restricted Person will furnish to each Bank Party at such Restricted Person's or Borrower's expense all evidence which Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

         Section 6.14. Solvency. Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by each Restricted Person, the consummation of each of the Mergers and the consummation of the transactions contemplated hereby, each Restricted Person will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar laws).

         Section 6.15. Guaranties of Borrower's Subsidiaries. Each Subsidiary of Borrower now existing or created, acquired or coming into existence after the date hereof shall, promptly upon request by Agent, execute and deliver to Agent an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be satisfactory to Agent in form and substance. Each Subsidiary of Borrower existing on the date hereof shall duly execute and deliver such a guaranty prior to the making of any Loan hereunder. Borrower will cause each of its Subsidiaries to deliver to Agent, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Agent and its counsel that such Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute.

         Section 6.16. Mergers. Chesapeake Acquisition and Chesapeake Merger shall cause the Mergers to be consummated as provided in Section 4.2. Promptly following each Merger, the Restricted Persons shall file certificates evidencing such Merger in each county in which such entity owns material property. Within sixty (60) days after the consummation of each Merger, the Restricted Person which is the surviving entity from such Merger shall have been merged with and into CMC, and certificates of merger with respect thereto shall be promptly filed in each county in which such entity owns material property.

                  ARTICLE VII - Negative Covenants of Borrower

         To conform with the terms and conditions under which each Bank Party is willing to have credit outstanding to Borrower, and to induce each Bank Party to enter into this Agreement and make the Loans, each Restricted Person warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

         Section 7.1. Indebtedness. No Restricted Person will in any manner owe or be liable for Indebtedness except:

         (a) the Obligations.

         (b) obligations under operating leases entered into in the ordinary course of such Restricted Person's business in arm's length transactions at competitive market rates under competitive terms and conditions in all respects, provided that the obligations required to be paid in any Fiscal Year under any such operating leases do not in the aggregate exceed $50,000.

         (c) unsecured Indebtedness among the Restricted Persons arising in the ordinary course of business.

         (d) Indebtedness arising under futures contracts or swap contracts permitted under Section 7.3

         (e) capital leases in an aggregate principal amount not to exceed $1,000,000 at any time.

         Section 7.2. Limitation on Liens. No Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except the following ("Permitted Liens"):

         (a)  Liens which secure Obligations only.

         (b) statutory Liens for taxes, statutory or contractual mechanics' and materialmen's Liens incurred in the ordinary course of business, and other similar Liens incurred in the ordinary course of business, provided such Liens do not secure Indebtedness and secure only obligations which are not delinquent or which is being contested as provided in Section 6.7.

         Section 7.3. Hedging Contracts. No Restricted Person will be a party to or in any manner be liable on any forward, future, swap or hedging contract, except:

         (a) contracts entered into with the purpose and effect of fixing prices on oil or gas expected to be produced by Restricted Persons, provided that at all times: (1) no such contract fixes a price for a term of more than twelve
(12) months; (2) the aggregate monthly production covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Agent) for any single month does not in the aggregate exceed seventy-five percent (75%) of Restricted Persons' aggregate Projected Oil and Gas Production anticipated to be sold in the ordinary course of Restricted Persons' businesses for such month, (3) no such contract requires any Restricted Person to put up money, assets, letters of credit or other security against the event of its nonperformance prior to actual default by such Restricted Person in performing its obligations thereunder, and (4) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Bank Party or one of its Affiliates) at the time the contract is made has long-term obligations rated AA or Aa2 or better, respectively, by either Rating Agency or is an investment grade-rated industry participant. As used in this subsection, the term "Projected Oil and Gas Production" means the projected production of oil or gas (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by any Restricted Person which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves, as such production is projected in the most recent report delivered pursuant to Section 6.2(f), after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental reports meeting the requirements of such Section 6.2(f) above and otherwise are satisfactory to Agent.

         (b) contracts entered into by a Restricted Person with the purpose and effect of fixing interest rates on a principal amount of indebtedness of such Restricted Person that is accruing interest at a variable rate, provided that
(1) the aggregate notional amount of such contracts never exceeds one hundred percent (100%) of the anticipated outstanding principal balance of the indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, (2) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such contract and
(3) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Bank Party or one of its Affiliates) at the time the contract is made has long-term obligations rated AA or Aa2 or better, respectively, by either Rating Agency or is an investment grade-rated industry participant.

         Section 7.4. Limitation on Mergers, Issuances of Securities. Except as expressly provided in this Section, no Restricted Person will merge or consolidate with or into any other entity. Any Subsidiary of CAC may, however, be merged into or consolidated with another wholly owned Subsidiary of CAC (but not into CAC itself). CAC will not issue any securities other than shares of its common stock issued to Parent. No Subsidiary of CAC will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to CAC and only to the extent not otherwise forbidden under the terms hereof. No Subsidiary of CAC which is a partnership will allow any diminution of CAC's interest (direct or indirect) therein.

         Section 7.5. Limitation on Sales of Property. No Restricted Person will sell, transfer, lease, exchange, alienate or dispose of any of its material assets or properties or any material interest therein except:

         (a) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value.

         (b) inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms.

         (c) interests in oil and gas properties, or portions thereof, to which no proved reserves of oil, gas or other liquid or gaseous hydrocarbons are properly attributed.

         (d) other property which is sold for fair consideration to a Person who is not an Affiliate, provided that, without the prior written consent of the Majority Lenders, the aggregate amount of such sales during the period between any two consecutive scheduled Determination Dates, plus sales prior to the first of such two Determination Dates of properties which were included in the information submitted to the Agent for the first of such two Determination Dates, shall not exceed $5,000,000. The value of sales under this clause shall be the greater of the sale price or the discounted present value of projected future net revenues (at 10% discount rate) reflected in the most recently delivered Engineering Report under Section 6.2.

No Restricted Person will sell, transfer or otherwise dispose of capital stock of any of CAC's Subsidiaries. No Restricted Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

         Section 7.6. Limitation on Dividends and Redemptions. No Restricted Person will declare or pay any dividends on, or make any other distribution in respect of, any class of its capital stock or any partnership or other interest in it, nor will any Restricted Person directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any shares of the capital stock of or partnership interests in any Restricted Person (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Restricted Person, except as expressly provided in this section. Such dividends, distributions, contributions, purchases, redemptions, acquisitions, retirements or reductions may be made to CAC by its Subsidiaries or to CAC's Subsidiaries by another of its Subsidiaries.

         Section 7.7. Limitation on Investments and New Businesses. No Restricted Person will (i) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (ii) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, (iii) make any acquisitions of or capital contributions to or other investments in any Person, other than Permitted Investments, or (iv) make any acquisitions or investments in any properties, in excess of $500,000 in the aggregate at any one time outstanding, other than oil and gas properties, gas gathering, treating and processing properties and assets directly related thereto. No Restricted Person will make any investment in any Parent Affiliate.

         Section 7.8. Limitation on Credit Extensions. Except for Permitted Investments, no Restricted Person will extend credit, make advances or make loans other than (i) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, and (ii) loans among Restricted Persons.

         Section 7.9. Transactions with Affiliates. No Restricted Person will engage in any material transaction with any of their Affiliates; provided that such restriction shall not apply to the Designated Affiliate Contracts or to transactions among Restricted Persons. Borrower shall have no Subsidiaries that are not wholly owned Subsidiaries.

         Section 7.10. Certain Contracts; Multiemployer ERISA Plans; Designated Affiliate Contracts. Except as expressly provided for in the Loan Documents, no Restricted Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of Borrower to: (i) pay dividends or make other distributions to Borrower, (ii) to redeem equity interests held in it by Borrower, (iii) to repay loans and other indebtedness owing by it to Borrower, or (iv) to transfer any of its assets to Borrower. No Restricted Person will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No ERISA Affiliate will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA. No Restricted Person will cause or permit (i) any Designated Affiliate Contract to be amended, modified, terminated or waived or (ii) any general or administrative expenses, management services expenses or any operating expenses to exceed the amount properly determined under the applicable Designated Affiliate Contract.

         Section 7.11. Corporate Requirements. Except as required by Section 4.3(b), no Restricted Person will amend its Certificates of Incorporation, nor violate or fail to comply with any of the requirements of its Certificates of Incorporation, including without limitation, the requirements of paragraph 7, Restrictions on Corporate Action, paragraph 8, Independent Director, paragraph 9, Reservation of Right to Amend Certificate of Incorporation, or paragraph 10, Corporate Procedures and Maintenance of Separate Business.

         Section 7.12. Indenture Requirements. Each Restricted Person shall at all times remain designated as "Unrestricted Subsidiaries" under the 1995 Indenture and the 1996 Indenture. No

Restricted Person shall take any action which would cause any Restricted Person to not be properly designated as an "Unrestricted Subsidiary" under the 1995 Indenture or the 1996 Indenture. CAC shall not own or lease (as lessor or lessee) any property capable of producing oil or gas or minerals or any processing or manufacturing plant or pipeline. No Restricted Person shall ever assume or become liable in any manner (whether as a co-maker, guarantor or otherwise) on any Indebtedness under any of the Indentures or any other Indebtedness or Liability of Parent or any Parent Affiliate.

         Section 7.13. Interest Coverage. At the end of any Fiscal Quarter, beginning with the Fiscal Quarter ending September 30, 1998, the ratio of (a) Borrower's Consolidated EBITDA to (b) Cash Interest Expense for the four-Fiscal Quarter period ending with such Fiscal Quarter (or with respect to the Fiscal Quarters ending on September 30, 1998 and December 31, 1998, for the period from April 1, 1998 to the end of such Fiscal Quarter) will never be less than 3.0 to
1.0. As used herein, "Cash Interest Expense" means interest paid, plus amortization of original issue discount, plus interest component of capital lease obligations, in each case by Borrower and its Subsidiaries.

         Section 7.14. EBITDA Coverage. At the end of any Fiscal Quarter, beginning with the Fiscal Quarter ending September 30, 1998, the ratio of (a) Borrower's Consolidated total Indebtedness at the end of each Fiscal Quarter to Borrower's Consolidated EBITDA for the four-Fiscal Quarter period ending with such Fiscal Quarter will never be greater than 3.5 to 1.0; provided, however, with respect to the Fiscal Quarters ending on September 30, 1998 and December 31, 1998, EBITDA shall be annualized by multiplying the EBITDA for the period from April 1, 1998 to the end of such applicable Fiscal Quarter by a fraction the denominator of which is the number of days in such period and the numerator of which is 365.

         Section 7.15. Tangible Net Worth. Borrower's Consolidated Tangible Net Worth will never be less than the sum of (i) 85% of Borrower's Consolidated Tangible Net Worth as of March 31, 1998, plus (ii) 50% of Transactional Increases to Tangible Net Worth occurring after March 31, 1998 (or 85% in the case of the Hugoton Merger or the DLB Merger, if either Merger occurs after March 31, 1998), plus (iii) the amount equal to 50% of Borrower's Consolidated net income (if positive) for the period from March 31, 1998 through December 31, 1998, plus (iv) the amount equal to 50% of Borrower's Consolidated net income (if positive) for each fiscal year from and including the fiscal year ending December 31, 1999. As used herein "Transactional Increases to Tangible Net Worth" means the resulting increase to Borrower's Consolidated Tangible Net Worth from (a) sale or issuance of any equity security by any Restricted Person,
(b) any other form of capital contribution or equity investment into any Restricted Person, and whether consisting of contribution of cash or other asset, or (c) any merger or consolidation to which any Restricted Person is a party.

         Section 7.16. Current Ratio. The ratio of Borrower's Consolidated current assets, plus the unused portion of the Borrowing Base, to Borrower's Consolidated current liabilities will never be less than 1.0 to 1.0. For purposes of this section, current liabilities will include LC Obligations, regardless of whether or not contingent (but without duplication) but will exclude the current portion of long term debt.

                  ARTICLE VIII - Events of Default and Remedies


         Section 8.1. Events of Default. Each of the following events constitutes an Event of Default under this Agreement:

         (a) Any Restricted Person fails to pay the principal component of any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

         (b) Any Restricted Person fails to pay any Obligation (other than the Obligations in clause (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within three Business Days after the same becomes due;

         (c) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

         (d) Any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.4 or Article VII;

         (e) Any Restricted Person fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Agent to Borrower;

         (f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Agent;

         (g) Any Restricted Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrower or to Borrower and its Subsidiaries on a Consolidated basis or materially significant to any Guarantor, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

         (h) Any Restricted Person or any Parent Affiliate (i) fails to pay any portion, when such portion is due, of any of its Indebtedness in excess of $100,000 in the case of a Restricted Person, or in excess of $1,000,000 in the case of any Parent Affiliate, or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

         (i) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $100,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit


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

liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $100,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount); and

         (j) Any Restricted Person or any Parent Affiliate:

               (i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty days; or

               (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

               (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

               (iv) suffers the entry against it of a final judgment for the payment of money in excess of $500,000 (not covered by insurance satisfactory to Agent in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

               (v) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside; and

         (k)  Any Change in Control occurs; and

         (l)  Any Material Adverse Change occurs.

Upon the occurrence of an Event of Default described in subsection (j)(i),
(j)(ii) or (j)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted

Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender to make any further Loans shall be permanently terminated. During the continuance of any other Event of Default, Agent at any time and from time to time may (and upon written instructions from Majority Lenders, Agent shall), without notice to Borrower or any other Restricted Person, do either or both of the following: (1) terminate any obligation of Lenders to make Loans hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement.

         Section 8.2. Remedies. If any Default shall occur and be continuing, Agent may protect and enforce Lenders' rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and Agent may enforce the payment of any Obligations due Lenders or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Bank Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

                               ARTICLE IX - Agent

         Section 9.1. Appointment and Authority. Each Bank Party hereby irrevocably authorizes Agent, and Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Agent to the other Bank Parties is only that of one commercial lender acting as agent for others, and nothing in the Loan Documents shall be construed to constitute Agent a trustee or other fiduciary for any holder of any of the Notes or of any participation therein nor to impose on Agent duties and obligations other than those expressly provided for in the Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Agent, Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lenders in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself), provided, however, that Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable Law. Upon receipt by Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from any other Bank Party to Agent of any Default or Event of Default, Agent shall promptly notify each other Bank Party thereof. No Lender designated as a Co-Agent shall have any duties nor any liabilities hereunder by reason of such Co-Agent designation.

         Section 9.2. Exculpation, Agent's Reliance, Etc. Neither Agent nor any of its directors, officers, agents, attorneys, or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, INCLUDING THEIR NEGLIGENCE OF ANY KIND, except that each shall be liable for its own gross negligence or willful misconduct.

Without limiting the generality of the foregoing, Agent (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any other Bank Party and shall not be responsible to any other Bank Party for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Restricted Person or to inspect the property (including the books and records) of any Restricted Person; (e) shall not be responsible to any other Bank Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of each Restricted Person and the Lenders in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

         Section 9.3. Credit Decisions. Each Bank Party acknowledges that it has, independently and without reliance upon any other Bank Party, made its own analysis of Borrower and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents. Each Bank Party also acknowledges that it will, independently and without reliance upon any other Bank Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

         Section 9.4. Indemnification. Each Lender agrees to indemnify Agent (to the extent not reimbursed by Borrower within ten (10) days after demand) from and against such Lender's Percentage Share of any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Agent growing out of, resulting from or in any other way associated with the Loan Documents and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT,

provided only that no Lender shall be obligated under this section to indemnify Agent for that portion, if any, of any liabilities and costs which is proximately caused by Agent's own individual gross negligence or willful misconduct, as determined in a final judgment. Cumulative of the foregoing, each


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

Lender agrees to reimburse Agent promptly upon demand for such Lender's Percentage Share of any costs and expenses to be paid to Agent by Borrower under
Section 10.4(a) to the extent that Agent is not timely reimbursed for such expenses by Borrower as provided in such section. As used in this section the term "Agent" shall refer not only to the Person designated as such in Section
1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

         Section 9.5. Rights as Lender. In its capacity as a Lender, Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Agent. Agent may accept deposits from, lend money to, act as Trustee under indentures of, and generally engage in any kind of business with any Restricted Person or their Affiliates, all as if it were not Agent hereunder and without any duty to account therefor to any other Lender.

         Section 9.6. Sharing of Set-Offs and Other Payments. Each Bank Party agrees that if it shall, whether through the exercise of rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section 3.1, causes such Bank Party to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Bank Parties to share all payments as provided for in Section 3.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lenders share all payments of Obligations as provided in Section 3.1; provided, however, that nothing herein contained shall in any way affect the right of any Bank Party to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to Tribunal order to be paid on account of the possession of such funds prior to such recovery.

         Section 9.7. Investments. Whenever Agent in good faith determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Lenders about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lenders, Agent shall invest such funds pending distribution; all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment. All moneys received by Agent for distribution to Lenders (other than to the Person who is Agent in its separate capacity as a Lender) shall be held by Agent pending such distribution solely as Agent for such Lenders, and Agent shall have no equitable title to any portion thereof.

         Section 9.8. Benefit of Article IX. The provisions of this Article (other than the following Section 9.9) are intended solely for the benefit of Bank Parties, and no Restricted Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Bank Party. Bank Parties may waive or amend such provisions as they desire without any notice to or consent of Borrower or any Restricted Person.

         Section 9.9. Resignation. Agent may resign at any time by giving written notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation. Upon any such resignation, Majority Lenders shall have the right to appoint a successor Agent. A successor must be appointed for any retiring Agent, and such Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Agent's resignation, no successor Agent has been appointed and has accepted such appointment, then the retiring Agent may appoint a successor Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the Laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

                            ARTICLE X - Miscellaneous

         Section 10.1.  Waivers and Amendments; Acknowledgements.

         (a) Waivers and Amendments. No failure or delay (whether by course of conduct or otherwise) by any Bank Party in exercising any right, power or remedy which such Bank Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Bank Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Restricted Person shall in any case of itself entitle any Restricted Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by
(i) if such party is Borrower, by Borrower, (ii) if such party is Agent or LC Issuer, by such party, and (iii) if such party is a Lender, by such Lender or by Agent on behalf of Lenders with the written consent of Majority Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.9). Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver or amendment which would: (1) waive any of the conditions specified in Article IV (provided that Agent may in its discretion withdraw any request it has made under Section 4.4(f)), (2) increase the Borrowing Base above the maximum amount which requires the agreement of all Lenders pursuant to the last sentence of Section 2.09(a) or subject such Lender to any additional obligations, (3) reduce any fees payable to such Lender hereunder, or the principal of, or interest on, such Lender's Note, (4) postpone any date fixed for any payment of any such fees, principal or interest, (5) amend the definition herein of "Majority Lenders", "Required Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents, or (6) release Borrower from its obligation to pay such Lender's Note or any Guarantor from its guaranty of such payment.

         (b) Acknowledgements and Admissions. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof,
(iii) there are no representations, warranties, covenants, undertakings or agreements by any Bank Party as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Bank Party has any fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower and the other Restricted Persons, on one hand, and each Bank Party, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Restricted Person and any Bank Party, (vii) Agent is not Borrower's Agent, but Agent for Lenders, (viii) should an Event of Default or Default occur or exist, each Bank Party will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time,
(ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by any Bank Party, or any representative thereof, and no such representation or covenant has been made, that any Bank Party will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) all Bank Parties have relied upon the truthfulness of the acknowledgements in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

         (c) Joint Acknowledgment. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 10.2. Survival of Agreements; Cumulative Nature. All of Restricted Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Bank Party and all of Bank Parties' obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Restricted Person to any Bank Party under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Bank Parties in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Bank Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

         Section 10.3. Notices. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Agent may give telephonic notices to the other Bank Parties), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy or telex, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and Restricted Persons at the address of Borrower specified on the signature pages hereto and to each Bank Party at its address specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given (a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of telecopy or telex, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Borrowing Notice shall become effective until actually received by Agent.

         Section 10.4.  Payment of Expenses; Indemnity.

         (a) Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Agent (including attorneys' fees, consultants' fees and engineering fees, travel costs and miscellaneous expenses) in connection with (1) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto,
(2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, (4) monitoring or confirming (or preparation or negotiation of any document related to) Borrower's compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (iii) all reasonable costs and expenses incurred by or on behalf of any Bank Party (including attorneys' fees, consultants' fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this section) or the defense of any Bank Party's exercise of its rights thereunder. In addition to the foregoing, until and all Obligations have been paid in full, Borrower will also pay or reimburse Agent for all reasonable out-of-pocket costs and expenses of

Agent or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of Agent, including travel and miscellaneous expenses and fees and expenses of Agent's outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

         (b) Indemnity. Borrower agrees to indemnify each Bank Party, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Bank Party growing out of, resulting from or in any other way associated with the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Restricted Person or any liabilities or duties of any Restricted Person or any Bank Party with respect to Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY BANK PARTY,

provided only that no Bank Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by any Bank Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term "Bank Parties" shall refer not only to the Persons designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Persons.

         Section 10.5. Joint and Several Liability; Parties in Interest; Assignments. All Obligations which are incurred by two or more Restricted Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Restricted Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of all of the Lenders. Neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to all Bank Parties, such purchaser shall not be entitled to any rights of any Bank Party under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

         (b) No Lender shall sell any participation interest in its commitment hereunder or any of its rights under its Loans or under the Loan Documents to any Person only if the agreement between such Lender and such participant at all times provides: (i) that such participation exists only as a result of the agreement between such participant and such Lender and that such transfer does not give such participant any right to vote as a Lender or any other direct claims or rights against any Person other than such Lender, (ii) that such participant is not entitled to payment from any Restricted Person under Sections
3.2 through 3.6 of amounts in excess of those payable to such Lender under such sections (determined without regard to the sale of such participation), and
(iii) unless such participant is an Affiliate of such Lender, that such participant shall not be entitled to require such Lender to take any action under any Loan Document or to obtain the consent of such participant prior to taking any action under any Loan Document, except for actions which would require the consent of all Lenders under the next-to-last sentence of subsection
(a) of Section 10.1. No Lender selling such a participation shall, as between the other parties hereto and such Lender, be relieved of any of its obligations hereunder as a result of the sale of such participation. Each Lender which sells any such participation to any Person (other than an Affiliate of such Lender) shall give prompt notice thereof to Agent and Borrower.

         (c) Except for sales of participations under the immediately preceding subsection (b), no Lender shall make any assignment or transfer of any kind of its commitments or any of its rights under its Loans or under the Loan Documents, except for assignments to an Eligible Transferee, and then only if such assignment is made in accordance with the following requirements:

               (i) Each such assignment shall apply to all Obligations owing to the assignor Lender hereunder and to the unused portion of the assignor Lender's commitments, so that after such assignment is made the assignor Lender shall have a fixed (and not a varying) Percentage Share in its Loans and Note and be committed to make that Percentage Share of all future Loans, the assignee shall have a fixed Percentage Share in such Loans and Note and be committed to make that Percentage Share of all future Loans, and the Percentage Share of the Maximum Loan Amount of both the assignor and assignee shall equal or exceed $5,000,000.

               (ii) The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the "Register" (as defined below in this section), an Assignment and Acceptance in the form of Exhibit H, appropriately completed, together with the Note subject to such assignment and a processing fee payable to Agent of $2,500. Upon such execution, delivery, and payment and upon the satisfaction of the conditions set out in such Assignment and Acceptance, then (i) Borrower shall issue new Notes to such assignor and assignee upon return of the old Notes to Borrower, and (ii) as of the "Settlement Date" specified in such Assignment and Acceptance the assignee thereunder shall be a party hereto and a Lender hereunder and Agent shall thereupon deliver to Borrower and each Lender a schedule showing the revised Percentage Shares of such assignor Lender and such assignee Lender and the Percentage Shares of all other Lenders.

               (iii) Each assignee Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) for Federal income tax purposes, shall (to the extent it has not already done so) provide Agent and Borrower with the "Prescribed Forms" referred to in Section 3.6(d).

         (d) Nothing contained in this section shall prevent or prohibit any Lender from assigning or pledging all or any portion of its Loans and Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided that no such assignment or pledge shall relieve such Lender from its obligations hereunder.

         (e) By executing and delivering an Assignment and Acceptance, each assignee Lender thereunder will be confirming to and agreeing with Borrower, Agent and each other Lender hereunder that such assignee understands and agrees to the terms hereof, including Article IX hereof.

         (f) Agent shall maintain a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of Lenders and the Percentage Shares of, and principal amount of the Loans owing to, each Lender from time to time (in this section called the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower and each Bank Party may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes. The Register shall be available for inspection by Borrower or any Bank Party at any reasonable time and from time to time upon reasonable prior notice.

         Section 10.6. Confidentiality. Each Bank Party agrees that it will take all reasonable steps to keep confidential any proprietary information given to it by any Restricted Person, provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain, (ii) is required to be disclosed by Law (whether valid or invalid) of any Tribunal, (iii) is disclosed to any Bank Party's Affiliates, auditors, attorneys, or agents, (iv) is furnished to any other Bank Party or to any purchaser or prospective purchaser of participations or other interests in any Loan or Loan Document, or (v) is disclosed in the course of enforcing its rights and remedies during the existence of an Event of Default.

         Section 10.7.  Governing Law; Submission to Process.

EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. CHAPTER 15 OF TEXAS REVISED CIVIL STATUTES ANNOTATED ARTICLE 5069 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) DOES NOT APPLY TO THIS AGREEMENT OR TO THE NOTES. BORROWER HEREBY IRREVOCABLY SUBMITS ITSELF AND EACH OTHER RESTRICTED PERSON TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT OR ANY RESTRICTED PERSON IN ANY LEGAL PROCEEDING RELATING TO THE LOAN DOCUMENTS OR THE OBLIGATIONS BY ANY MEANS ALLOWED UNDER TEXAS OR FEDERAL LAW. ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO ANY OF THE LOAN DOCUMENTS SHALL BE BROUGHT AND LITIGATED EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, TO THE EXTENT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE IN THE TEXAS DISTRICT COURTS SITTING IN DALLAS COUNTY, TEXAS. THE PARTIES

HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND FURTHER AGREE TO A TRANSFER OF ANY SUCH PROCEEDING TO A FEDERAL COURT SITTING IN THE STATE OF TEXAS TO THE EXTENT THAT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE TO A STATE COURT IN DALLAS, TEXAS. IN FURTHERANCE THEREOF, BORROWER AND BANK PARTIES EACH HEREBY ACKNOWLEDGE AND AGREE THAT IT WAS NOT INCONVENIENT FOR THEM TO NEGOTIATE AND RECEIVE FUNDING OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN SUCH COUNTY AND THAT IT WILL BE NEITHER INCONVENIENT NOR UNFAIR TO LITIGATE OR OTHERWISE RESOLVE ANY DISPUTES OR CLAIMS IN A COURT SITTING IN SUCH COUNTY.

         Section 10.8. Usury. Bank Parties, Restricted Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither any Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Bank Parties expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) any Bank Party or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Bank Party's or holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Bank Parties and Restricted Persons (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest,
(ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. In the event applicable law provides for an interest ceiling under ss.303 of the Texas Finance Code (the "Texas Finance Code") and Chapter 1D of Title 79, Tex. Rev. Civ. Stats. 1925 ("Chapter 1D") as amended, respectively, for any day, the ceiling shall be the "indicated rate ceiling" or "weekly ceiling" as defined in the Texas Finance Code and Chapter 1D, provided that if any applicable law permits greater interest, the law permitting the greatest interest shall apply. As used in this section the term "applicable law" means the Laws of the State of Texas or the Laws of the United States of America,


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

whichever Laws allow the greater interest, as such Laws now exist or may be changed or amended or come into effect in the future.

         Section 10.9. Termination; Limited Survival. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations under Sections 3.2 through 3.6, and any obligations which any Person may have to indemnify or compensate any Bank Party shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

         Section 10.10. Severability. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

         Section 10.11. Counterparts. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

         Section 10.12. Waiver of Jury Trial, Punitive Damages, etc. BORROWER AND EACH BANK PARTY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (B) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES", AS DEFINED BELOW, (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.


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

         IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.


                                   CHESAPEAKE ACQUISITION CORPORATION
                                   BORROWER



                                   By: /s/ MARTHA BURGER
                                       ---------------------------------------
                                       Martha Burger
                                       Treasurer


                                   CHESAPEAKE MID-CONTINENT CORP.
                                   BORROWER



                                   By: /s/ MARTHA BURGER
                                       ---------------------------------------
                                       Martha Burger
                                       Treasurer


                                   CHESAPEAKE MERGER CORP.
                                   INITIAL GUARANTOR



                                   By: /s/ MARTHA BURGER
                                       ---------------------------------------
                                       Martha Burger
                                       Treasurer


                                   CHESAPEAKE ACQUISITION CORP.
                                   INITIAL GUARANTOR



                                   By: /s/ MARTHA BURGER
                                       ---------------------------------------
                                       Martha Burger
                                       Treasurer

                                   CHESAPEAKE COLUMBIA CORP.
                                   INITIAL GUARANTOR



                                   By: /s/ MARTHA BURGER
                                       ---------------------------------------
                                       Martha Burger
                                       Treasurer


                                   MID-CONTINENT GAS PIPELINE COMPANY
                                   INITIAL GUARANTOR
                                   By: Chesapeake Mid-Continent Corp.,
                                       Managing General Partner



                                   By: /s/ MARTHA BURGER
                                       ---------------------------------------
                                       Martha Burger
                                       Treasurer


                                   ANSON GAS MARKETING
                                   INITIAL GUARANTOR
                                   By: Chesapeake Mid-Continent Corp.,
                                       Managing General Partner



                                   By: /s/ MARTHA BURGER
                                       ---------------------------------------
                                       Martha Burger
                                       Treasurer



                                   Address for Borrowers and Initial Guarantors:

                                   6100 North Western
                                   Oklahoma City, Oklahoma
                                   Attention: Treasurer

                                   Telephone: (405) 848-8000
                                   Telecopy: (405) 879-9587

                                   With copy to:

                                   Self, Giddens & Lees, Inc.
                                   2725 Oklahoma Tower
                                   210 Park Avenue
                                   Oklahoma City, Oklahoma  73102
                                   Attn: C. Ray Lees

                                   Telephone: (405) 232-3001
                                   Telecopy: (405) 232-5553

                                   UNION BANK OF CALIFORNIA, N.A.
                                   Agent, LC Issuer and Lender



                                   By: /s/ CARL STUTZMAN
                                       ----------------------------------------
                                       Name:  Carl Stutzman
                                       Title: Vice President



                                   By: /s/ TONY R. WEBER
                                       ----------------------------------------
                                       Name:  Tony R. Weber
                                       Title: Sr. Vice President

                                   Address:
                                   500 North Akard
                                   4200 Lincoln Plaza
                                   Dallas, Texas 75201
                                   Attention: Randall L. Osterberg

                                   Telephone: (214) 922-4200
                                   Telecopy: (214) 922-4209

                                   DEN NORSKE BANK ASA
                                   Co-Agent and Lender



                                   By:    /s/ CHARLES E. HALL, SR.
                                       ----------------------------------------
                                       Name:  Charles E. Hall, Sr.
                                       Title: Vice President



                                   By:    /s/ JAY MORTEN KREUTZ
                                       ----------------------------------------
                                       Name:  Jay Morten Kreutz
                                       Title: Vice President


                                   Address:
                                   Three Allen Center
                                   333 Clay Street, Suite 4890
                                   Houston, Texas 77002
                                   Attention: Helene Vales

                                   Telephone: (713) 844-9255
                                   Telecopy: (713) 757-1167

                                   BANK ONE, TEXAS, N.A.
                                   Co-Agent and Lender



                                   By:    /s/ W. MARK CRANMER
                                       ----------------------------------------
                                       Name:  W. Mark Cranmer
                                       Title: Vice President

                                   Address:
                                   1717 Main Street
                                   Dallas, Texas 75063
                                   Attention: Wm. Mark Cranmer

                                   Telephone: (214) 290-2212
                                   Telecopy: (214) 290-2332

                                   THE FIRST NATIONAL BANK OF CHICAGO
                                   Co-Agent and Lender



                                   By:     /s/ DIXON P. SCHULTZ
                                       ----------------------------------------
                                       Name:   Dixon P. Schultz
                                       Title:  Vice President



                                   By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                   Address:
                                   One First National Plaza
                                   0634, 1FNP, 10
                                   Chicago, Illinois 60670
                                   Attention: Jamilla Pointer

                                   Telephone: (312) 732-8875
                                   Telecopy: (312) 732-4810


                                   with copy to:

                                   1100 Louisiana
                                   Suite 3200
                                   Houston, Texas 77002
                                   Attention: Ron Dierker

                                   Telephone: (713) 654-7341
                                   Telecopy: (713) 654-7370

                                   BANK OF SCOTLAND, Lender



                                   By: /s/ ANNIE CHIN TAT
                                       ----------------------------------------
                                       Name:  Annie Chin Tat
                                       Title: Vice President

                                   Address:
                                   565 Fifth Avenue
                                   New York, New York 10017
                                   Attention: Ms. Annie Chin Tat

                                   Telephone: (212) 450-0800
                                   Telecopy: (212) 557-9460

                                   SOCIETE GENERALE SOUTHWEST AGENCY,
                                   Lender



                                   By: /s/ LOUIS P. LAVILLE, III
                                       ----------------------------------------
                                       Name:  Louis P. Laville, III
                                       Title: Vice President

                                   Address:
                                   2001 Ross Ave., Suite 4800
                                   Dallas, Texas 75201
                                   Attention: Parker Laville

                                   Telephone: (214) 979-2762
                                   Telecopy: (214) 979-1104

                                   THE BANK OF NOVA SCOTIA, Lender



                                   By: /s/ M. D. SMITH
                                       ----------------------------------------
                                       Name:  M. D. Smith
                                       Title: Agent Operations

                                   Address:
                                   600 Peachtree St., N.E.
                                   Atlanta, Georgia 30308
                                   Attention:

                                   Telephone:
                                   Telecopy: